 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-281986
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 2024)
2,000,000 Shares
Rithm Property Trust Inc.
    9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

We are offering 2,000,000 shares of our 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).
We will pay cumulative cash dividends on the Series C Preferred Stock (i) from the date of original issuance to, but excluding, May 15, 2030 at a fixed rate of 9.875% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.46875 per share), and (ii) thereafter, at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) (as described in this prospectus supplement) plus a spread of 5.56% per annum of the $25.00 liquidation preference per share.
Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about the 15th day of February, May, August and November of each year. The Series C Preferred Stock will rank senior to our common stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up.
Generally, we may not redeem the Series C Preferred Stock prior to May 15, 2030, except in limited circumstances to preserve our status as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and pursuant to the special optional redemption provision described below. On or after May 15, 2030, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends on such Series C Preferred Stock up to, but excluding, the date of redemption. In addition, upon the occurrence of a Change of Control (as defined herein), as a result of which neither our common stock, par value $0.01 per share (“common stock”), nor the common securities of the acquiring or surviving entity are listed on the New York Stock Exchange (“NYSE”) or the Nasdaq Stock Market (“Nasdaq”) or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. If we exercise any of our redemption rights relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not have the conversion right described below. The shares of our Series C Preferred Stock have no stated maturity and are not subject to mandatory redemption or any sinking fund. Holders of shares of the Series C Preferred Stock will generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances.
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
15.72327 (the “Share Cap”), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014. There are restrictions on ownership of the Series C Preferred Stock intended to preserve our qualification as a REIT. See “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Prior to this offering, there has been no market for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on NYSE under the symbol “RPTP.” If the application is approved, we expect trading of the Series C Preferred Stock on NYSE to begin within 30 days after the Series C Preferred Stock is first issued. Our common stock is traded on NYSE under the symbol “RPT.” This is the original issuance of the Series C Preferred Stock.
Investing in the Series C Preferred Stock involves risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission (the “SEC”) which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total(1)
Public offering price(2)	$25.00	$50,000,000
Underwriting discount(3)	$0.78125	$1,250,000
Proceeds, before expenses, to us	$24.21875	$48,750,000

(1)
Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)
Plus accrued dividends, if any, from the original date of issue.

(3)
The underwriting discount gives effect to the fact that no underwriting discounts and commissions will be paid with respect to shares purchased from the underwriters by the Manager.

Affiliates of the Manager (as defined herein) have committed to purchase an aggregate of 400,000 shares in the offering. The shares purchased by affiliates of the Manager will be at the public offering price and will not be subject to any underwriting discounts or commissions.
We have granted the underwriters an option to purchase up to an additional 300,000 shares of the Series C Preferred Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments.
We expect to deliver shares of the Series C Preferred Stock offered hereby to the underwriters on or about March 4, 2025 through the book-entry facilities of The Depository Trust Company (“DTC”).
Book-Running Managers
Janney Montgomery Scott	BTIG	Piper Sandler

Co-Managers
Lucid Capital Markets	Jones	Wedbush Securities
The date of this prospectus supplement is February 26, 2025.

Prospectus Supplement
Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Series C Preferred Stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to the Series C Preferred Stock we are offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference prior to the date of this prospectus supplement, the information in this prospectus supplement supersedes such information. In addition, to the extent any information incorporated by reference in this prospectus supplement or the accompanying prospectus from a filing we make with the SEC after the date of this prospectus supplement adds to, updates or changes information contained in this prospectus supplement, the accompanying prospectus or an earlier filing we made with the SEC that is incorporated by reference in this prospectus supplement or the accompanying prospectus, the information in such later filing shall be deemed to modify, update and supersede such information in this prospectus supplement, the accompanying prospectus or the earlier filing with the SEC.
This prospectus supplement does not contain all of the information that is important to you. You should read the accompanying prospectus as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Certain Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “us,” “our” and the “Company” refer to Rithm Property Trust Inc., a Maryland corporation, and its subsidiaries, and references to “Rithm” refer to Rithm Capital Corp. a Delaware corporation, and its subsidiaries, which is an affiliate of RCM GA Manager LLC, our Manager.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents that we have incorporated by reference, in future filings with the SEC or in press releases or other written or oral communications, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.
The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including but not limited to:
•
changes to our business strategy to invest in commercial mortgage backed securities (“CMBS”) and commercial mortgage loans as a result of the strategic transaction which closed on June 11, 2024 (the “Strategic Transaction”) with Rithm, and the risk that we may not successfully execute the new strategy;

•
Rithm’s ability to effectively conduct our investment activities;

•
Rithm’s ability to manage and address potential conflicts of interest relating to our investment objectives, which may overlap with the investment objectives of Rithm or one of its operating companies;

•
the expectation that we will continue to incur increasing and significant consolidated net losses from our residential mortgage holdings;

•
difficulties in consummating sales of our non-performing loans (“NPLs”) and re-performing loans (“RPLs”) loans at attractive prices and on a prompt timeline or at all and adverse market developments negatively impacting the value of, and the returns expected from, such assets;

•
the impact of changes in interest rates and the market value of the collateral underlying our NPLs, RPLs and residential mortgage-backed securities real estate assets;

•
the risk of delinquency, foreclosure and loss associated with commercial real estate-related investments that are secured by commercial real property;

•
the non-recourse nature of our investments in commercial mortgage loans and the limited options for financial recovery in the event of default;

•
the impact of adverse weather conditions, man-made or natural disasters, including wildfires and flooding events, and climate change;

•
general risks of commercial real estate investments, including, but not limited to, the risk of delinquency and foreclosure, the risks of loss, the dependence upon the successful operation of, and the net income from, real property, and the risks that may be specific to a particular type or use of a particular property;

•
risks associated with the servicers of commercial real estate loans;

•
the risks associated with investments in CMBS, including, but not limited to, interest shortfalls, the regulation of commercial real estate loans and the results of bankruptcy or insolvency claims which could invalidate the debt;

S-iii

•
the impact of conditions, including adverse changes, in the real estate, mortgage or housing markets and changes in the general economy;

•
our share price has been and may continue to be volatile;

•
the broader impacts of interest rates, inflation, and potential for a global economic recession;

•
general volatility of the capital markets;

•
the impact of adverse legislative or regulatory tax changes;

•
our ability to control our costs;

•
our ability to obtain financing arrangements on favorable terms or at all;

•
we use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders and increase losses when economic conditions are unfavorable;

•
our failure to comply with the covenants under our borrowing arrangements;

•
our ability to retain our engagement of our Manager;

•
the ability of Newrez LLC, an affiliate of Rithm, to perform its obligations under the Servicing Agreements;

•
our failure to qualify or maintain qualification as a REIT; and

•
our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended.

The forward-looking statements should be read in light of these factors and the factors identified in the “Risk Factors” incorporated by reference into this prospectus supplement from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the Series C Preferred Stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read the section of this prospectus supplement entitled “Risk Factors” for more information about important risks that you should consider before investing in our Series C Preferred Stock.
Our Company
We are a Maryland corporation that is organized and operated in a manner intended to allow us to qualify as a REIT. In connection with the closing of the Strategic Transaction, on June 11, 2024, we entered into a management agreement with RCM GA Manager LLC (the “Manager”), an affiliate of Rithm, to serve as our external manager. Under the Manager’s management, we have started to shift our strategic direction towards investments in the commercial real estate sector and we have begun to invest in commercial mortgage loans. Our target assets are expected to include preferred equity or debt instruments secured by mortgages on commercial real estate, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own commercial real estate or other forms of subordinated debt in connection with commercial real estate, as well as commercial mortgage servicing rights and operating businesses in the commercial real estate sector. Although historically, we have primarily targeted acquisitions of RPLs and NPLs, we do not anticipate investing further in residential mortgage loans, RPLs or NPLs. Given the change in focus of our business, we intend to, over time, reposition much of our existing portfolio. We believe commercial real estate offers an attractive investment opportunity given market dynamics that are creating significant refinancing challenges and funding gaps.
Our Tax Status
We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2014. We believe that, commencing with such taxable year, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our organization and current and proposed method of operations will enable us to continue to meet the requirements for qualification and taxation as a REIT. As a REIT, we generally are not subject to U.S. federal income tax on our REIT taxable income that we distribute currently to our stockholders.
Corporate Information
We are incorporated under the laws of the State of Maryland. Our principal executive office is located at 799 Broadway, New York, New York 10003. The telephone number for our principal executive office is (646) 868-5483. Our web address is www.rithmpropertytrust.com The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING
The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Series C Preferred Stock, see “Description of the Series C Preferred Stock” in this prospectus supplement and “Description of Preferred Stock” in the accompanying prospectus.
Issuer
Rithm Property Trust Inc., a Maryland corporation.
Securities Offered
2,000,000 shares of our 9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (plus up to an additional 300,000 shares if the underwriters’ over-allotment option to purchase additional shares is exercised in full), including 400,000 shares that affiliates of the Manager have committed to purchase from the underwriters in this offering at the public offering price per share with no underwriting discounts or commissions. We reserve the right to reopen this series and issue additional shares of Series C Preferred Stock either through public or private sales at any time and from time to time.
Ranking
The Series C Preferred Stock will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:
•
senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock;

•
on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock, none of which exists on the date hereof; and

•
junior to any other class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series C Preferred Stock. The Series C Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.
Dividends
Holders of shares of the Series C Preferred Stock will be entitled to receive quarterly cash dividends on the Series C Preferred Stock when, as and if authorized and declared by our board of directors (our “Board”) (i) from, and including, the date of original issue to, but excluding, May 15, 2030 (the “fixed rate period”), at a fixed rate of 9.875% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.46875 per share), and (ii) thereafter (the “floating rate period”) at a floating rate per annuum equal to the Benchmark rate (as defined under “Description of the Series C Preferred Stock — Dividends”), which is expected to be the Three-Month Term SOFR plus a spread of 5.56% per annum of the $25.00 liquidation preference per share; provided, however, that if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.
Dividends will be payable quarterly in arrears on or about the 15th day of February, May, August and November of each year.
An initial dividend on the shares will be payable on May 15, 2025 in an amount equal to approximately $0.48689 per share.

Dividends on the Series C Preferred Stock will accrue whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared.
We will appoint a calculation agent for the Series C Preferred Stock (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Liquidation Preference
If we liquidate, dissolve or wind up, holders of shares of the Series C Preferred Stock will have the right to receive $25.00 per share of the Series C Preferred Stock, plus an amount per share equal to any accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of payment, before any distribution or payment is made to holders of our common stock and any other class or series of capital stock ranking junior to the Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up. We may only authorize or issue equity securities ranking senior to the Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up if we obtain the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock together with each other class or series of preferred stock ranking on parity with the Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up. The rights of holders of shares of the Series C Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of our capital stock ranking on parity with the Series C Preferred Stock (including any future series or classes that our Board may authorize without approval of the holders of Series C Preferred Stock) as to liquidation, and junior to the rights of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock.
Optional Redemption
We may not redeem the Series C Preferred Stock prior to May 15, 2030, except in limited circumstances to preserve our status as a REIT, as described in “Description of the Series C Preferred Stock — Optional Redemption” in this prospectus supplement and pursuant to the special optional redemption provision described below. On and after May 15, 2030 the Series C Preferred Stock will be redeemable at our option, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of redemption. Any partial redemption will be on a pro rata basis.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series C Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series C Preferred Stock will not have the conversion right described below with respect to the shares called for redemption. Please see the sections entitled “Description of the Series C Preferred Stock — Optional Redemption” and “— Special Optional Redemption” in this prospectus supplement.
A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities listed on NYSE or Nasdaq or listed or quoted on a successor exchange or quotation system.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock to be converted equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price; and

•
15.72327 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.
If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series C Preferred Stock will not have any right to convert the shares of the Series C Preferred Stock selected for redemption in connection with the Change of Control Conversion Right and any shares of Series

C Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
For definitions of “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Stock Price” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series C Preferred Stock — Conversion Rights.”
Except as provided above in connection with a Change of Control, and except in the event we are not the surviving entity in a merger, consolidation, transfer of all or substantially all of our assets or otherwise, and shares of Series C Preferred Stock are not otherwise converted or redeemed, but are instead exchanged or converted in connection with such event for shares of the surviving entity, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series C Preferred Stock has no stated maturity date and is not subject to mandatory redemption or any sinking fund. We are not required to set aside funds to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely unless we decide to redeem or otherwise repurchase the shares of Series C Preferred Stock at our option or, under limited circumstances where the holders of the Series C Preferred Stock have a conversion right, such holders decide to convert the Series C Preferred Stock into our common stock.
Limited Voting Rights
Holders of shares of the Series C Preferred Stock generally have no voting rights. However, if we are in arrears on dividends on the Series C Preferred Stock for six or more quarterly periods, whether or not consecutive, holders of shares of the Series C Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of the holders of at least 33% of such stock or at our next annual meeting and each subsequent annual meeting of stockholders for the election of two additional directors to serve on our Board until all unpaid dividends with respect to the Series C Preferred Stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock, together with the holders of all other shares of any class or series of preferred stock ranking on parity with the Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up (voting together as a single class), is required for us to authorize or issue any class or series of stock ranking senior to the Series C Preferred Stock or to amend any provision of our charter so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock. If the proposed charter amendments would materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with the Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock, voting separately as a class, will also be required.
Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series C Preferred Stock are outstanding, we will use our best efforts to (i) post to our website or transmit by mail (or other permissible means under the Exchange Act) to all holders of shares of Series C Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holder or prospective holder of shares of Series C Preferred Stock. We will use our best efforts to post to our website or mail (or otherwise provide) the information to the holders of shares of Series C Preferred Stock within 15 days after the respective dates by which a report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.
Listing
Currently, no market exists for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on NYSE under the symbol “RPTP.” We will use our best efforts to have the listing application for the Series C Preferred Stock approved. If the application is approved, we expect trading of the Series C Preferred Stock on NYSE to begin within 30 days after the Series C Preferred Stock is first issued. The underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to commencement of any trading on NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series C Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on NYSE.
Restrictions on Ownership and Transfer
There are restrictions on ownership of the Series C Preferred Stock intended to preserve our qualification as a REIT. Please see the sections entitled “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus.
Use of Proceeds
We expect that the net proceeds of this offering will be approximately $48,200,000 (or approximately $55,465,625 if the underwriters’ over-allotment option to purchase additional shares is exercised in full) after deducting the underwriting discount and estimated offering expenses payable by us. We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for Class C Preferred Units of our Operating Partnership, and our Operating Partnership will then use those proceeds for investments and general corporate and working capital purposes. Pending permanent use of the net proceeds from this offering, we or our Operating Partnership may invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes. See “Use of Proceeds.”
Transfer Agent
The transfer agent for the Series C Preferred Stock will be Equiniti Trust Company, LLC.
Settlement Date
Delivery of the shares of Series C Preferred Stock offered hereby will be made against payment therefor on or about March 4, 2025.
U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations of owning and disposing of the Series C Preferred Stock and any common stock received upon conversion of the Series C Preferred Stock, please see the sections entitled “Additional Material U.S. Federal Income Tax Considerations” in this prospectus supplement and “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus. See “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfers of Stock.”
Risk Factors
An investment in the Series C Preferred Stock involves various risks. Before deciding to invest in the Series C Preferred Stock, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other periodic reports filed with the SEC and incorporated by reference herein.

RISK FACTORS
Investing in the Series C Preferred Stock involves risks. In addition to other information in this prospectus supplement, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under “Item 1A. Risk Factors,” as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision with respect to the Series C Preferred Stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in the Series C Preferred Stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
The Series C Preferred Stock is a new issuance, with no stated maturity date, and does not have an established trading market, which may negatively affect its market value and your ability to transfer or sell your shares.
The Series C Preferred Stock is a new issue of securities with no established trading market. We have filed an application to list the Series C Preferred Stock on NYSE, but there can be no assurance that NYSE will approve the Series C Preferred Stock for listing.
Even if NYSE approves the Series C Preferred Stock for listing, there is no guarantee that the Series C Preferred Stock will remain listed on NYSE or any other nationally recognized exchange. If the Series C Preferred Stock is delisted from NYSE or another nationally recognized exchange, we could face significant material adverse consequences, including:
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a limited availability of market quotations for the Series C Preferred Stock;

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reduced liquidity with respect to the Series C Preferred Stock;

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a determination that the Series C Preferred Stock is “penny stock,” which will require brokers trading in the Series C Preferred Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for the Series C Preferred Stock; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

Moreover, even if NYSE approves the Series C Preferred Stock for listing, an active trading market on NYSE for the Series C Preferred Stock may not develop or, if it does develop, may not last, in which case the market price of the Series C Preferred Stock could be materially and adversely affected.
The underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to commencement of any trading on NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series C Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on NYSE.
The Series C Preferred Stock has not been rated.
The Series C Preferred Stock has not been rated by any nationally recognized statistical rating organization, which may negatively affect the market value of the Series C Preferred Stock and your ability to sell shares of Series C Preferred Stock. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series C Preferred Stock. In addition, we may elect in the future to obtain a rating of the Series C Preferred Stock, which could adversely impact the market price of the Series C Preferred Stock. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series C Preferred Stock.

Market interest rates and other factors may affect the value of the Series C Preferred Stock and our common stock.
One of the factors that will influence the prices of the Series C Preferred Stock and our common stock will be the dividend yield on the Series C Preferred Stock and our common stock relative to market interest rates. An increase in market interest rates could cause the market prices of the Series C Preferred Stock and our common stock to go down. The trading prices of the shares of the Series C Preferred Stock and our common stock will also depend on many other factors, which may change from time to time, including:
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the market for similar securities;

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prevailing interest rates, increases in which may have an adverse effect on the market price of the shares;

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the attractiveness of REIT securities in comparison to the securities of other companies;

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the annual yield from distributions on the Series C Preferred Stock as compared to yields on other financial instruments;

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government action or regulation;

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general economic conditions or conditions in the financial or real estate markets; and

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our financial condition, performance and prospects.

Investors who purchase Series C Preferred Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series C Preferred Stock, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series C Preferred Stock becomes convertible upon a Change of Control and is converted into our common stock, holders of our common stock issued on conversion may experience a similar decrease, which also could be substantial and rapid, in the market price of our common stock.
The dividend rate will vary after May 15, 2030 and any dividend payable thereafter may be less than the initial fixed rate.
During the fixed rate period, the Series C Preferred Stock will pay dividends at an initial rate of 9.875% per annum. Thereafter, the Series C Preferred Stock will pay dividends at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus a spread of 5.56% per annum of the $25.00 liquidation preference per share, subject to the provisions under “Description of the Series C Preferred Stock.” Therefore, the dividend rate during the floating rate period could be less than the fixed rate for the initial five-year fixed rate period and any dividend payable thereafter may be less than the dividend for a prior period. In addition, the per annum dividend rate that is determined at the reference time for each dividend period will apply to the entire quarterly dividend period following such determination date even if the Benchmark rate increases during that period.
Floating rate preferred stock bears additional significant risks not associated with fixed rate equity securities. These risks include fluctuation of the dividend rates and the possibility that you will receive an amount of dividends that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the return on, value of and market for, or payments made on, the Series C Preferred Stock. In recent years, interest rates have been volatile, and that volatility may be expected in the future.
Shares of the Series C Preferred Stock are subordinate to our existing and future debt, and your interests could be diluted by the issuance of additional preferred stock, including additional shares of the Series C Preferred Stock, and by other transactions.
The Series C Preferred Stock will rank junior to all of our existing and future indebtedness, any classes or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up, and other non-equity claims on us and our assets available to satisfy claims against us, including claims in bankruptcy, liquidation or similar proceedings. Our charter currently authorizes the issuance of up to 25,000,000 shares of preferred stock, $0.01 par value per share, in one or more classes or series. In addition, a majority of our entire Board may, without stockholder approval, amend our charter to increase or decrease the aggregate number of shares of our capital stock or the number of shares of our capital stock of any class or series that we have authority to issue and classify or reclassify any unissued shares of our common stock or preferred stock and set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the classified or reclassified shares. Our Board may, without notice to or the consent of holders of Series C Preferred Stock, authorize the issuance and sale of additional shares of Series C Preferred Stock and authorize and issue additional shares of stock ranking junior to or on parity with the Series C Preferred Stock from time to time. The issuance of additional shares of Series C Preferred Stock or additional shares of stock ranking on parity with the Series C Preferred Stock would dilute the interests of the holders of Series C Preferred Stock, and the issuance of shares of any class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock (with the requisite vote of holders of Series C Preferred Stock and other classes of stock ranking on parity with the Series C Preferred Stock as described in this prospectus supplement) or the incurrence of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Preferred Stock. Other than the conversion right afforded to holders of Series C Preferred Stock that may become exercisable in connection with certain changes of control as described in this prospectus supplement under the heading “Description of the Series C Preferred Stock — Conversion Rights,” none of the provisions relating to the Series C Preferred Stock contain any terms relating to or limiting our indebtedness or affording the holders of Series C Preferred Stock protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets, that might adversely affect the holders of Series C Preferred Stock, so long as the rights of the holders of Series C Preferred Stock are not materially and adversely affected.
As a holder of Series C Preferred Stock, you will have extremely limited voting rights.
Your voting rights as a holder of Series C Preferred Stock will be limited. Shares of our common stock are currently the only class of our securities carrying full voting rights. Voting rights for holders of Series C Preferred Stock exist primarily with respect to voting on amendments to our charter, including our Articles Supplementary (in some cases, voting together with the holders of other series of preferred stock upon which like voting rights have been conferred and are exercisable), that materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock or create additional classes or series of preferred stock that are senior to the Series C Preferred Stock and the ability to elect (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) two additional directors to our Board in the event that six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Stock are in arrears. See “Description of the Series C Preferred Stock — Limited Voting Rights.”
The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series C Preferred Stock may discourage a party from taking over our company or make it more difficult for a party to take over our company.
Upon the occurrence of a Change of Control, holders of the Series C Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock) to convert some or all of their shares of Series C Preferred Stock into shares of our common stock (or equivalent value of alternative consideration). See “Description of the Series C Preferred Stock — Conversion Rights.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series C Preferred Stock converted. If the Common Stock Price is less than $1.59 per share (which is approximately 50% of the per-share closing sale price of our common stock reported on the NYSE on February 26, 2025), subject to adjustment in certain circumstances, the holders will receive a maximum of 15.72327 shares of our common stock per share of Series C Preferred Stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series C Preferred Stock. In addition, the Change of Control conversion feature of the Series C Preferred Stock may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that otherwise could provide the holders of our common stock and Series C Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.
Our cash available for distribution may not be sufficient to pay dividends on the Series C Preferred Stock at expected levels, and we cannot assure you of our ability to pay dividends in the future. We may use borrowed funds or funds from other sources to pay dividends, which may adversely impact our operations.
We intend to pay regular quarterly dividends to holders of our Series C Preferred Stock. Dividends declared by us will be authorized by our Board in its sole discretion out of assets legally available for distribution and will depend upon a number of factors, including our earnings, our financial condition, the requirements for qualification as a REIT, restrictions under applicable law, our need to comply with the terms of our existing financing arrangements, the capital requirements of our company and other factors as our Board may deem relevant from time to time. We may have to fund dividends from working capital, borrow to provide funds for such dividends, use proceeds of this offering or other similar offerings or sell assets to the extent dividends exceed earnings or cash flows from operations. Funding dividends from working capital would restrict our operations. If we are required to sell assets to fund dividends, such asset sales may occur at a time or in a manner that is not consistent with our disposition strategy. If we borrow to fund dividends, our leverage ratios and future interest costs would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. We may not be able to pay dividends in the future. In addition, some of our distributions may be considered a return of capital for income tax purposes. If we decide to make distributions in excess of our current and accumulated earnings and profits, such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder’s adjusted tax basis in their shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. If distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock.
Our charter contains and the Articles Supplementary will contain restrictions upon ownership and transfer of the Series C Preferred Stock and our common stock, which may impair the ability of holders to convert Series C Preferred Stock into our common stock upon a Change of Control.
The Articles Supplementary setting forth the terms of the Series C Preferred Stock will provide that the ownership limitations described below apply to ownership of shares of Series C Preferred Stock pursuant to Article VI of our charter. Our charter contains restrictions on ownership and transfer of our capital stock intended to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes. You should consider these ownership limitations before you decide to invest in shares of the Series C Preferred Stock. Please see the sections entitled “Description of the Series C Preferred Stock — Restrictions on Ownership and Transfer” in this prospectus supplement and “Restrictions on Ownership and Transfer” in the accompanying prospectus.
In addition, the Articles Supplementary provide that, notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of Series C Preferred Stock is entitled to convert such shares of Series C Preferred Stock for shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter and the Articles Supplementary, unless we provide an exemption from this limitation for such holder, which may limit your ability to convert Series C Preferred Stock into our common stock upon a Change of Control. The restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series C Preferred Stock.
If our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will be materially adversely affected.
Other than in connection with certain change of control transactions, the Series C Preferred Stock does not contain provisions that protect you if our common stock is delisted. Since the Series C Preferred Stock has no stated maturity date, you may be forced to hold your shares of the Series C Preferred Stock and receive stated dividends on the stock when, as and if authorized by our Board declared by us with no assurance as to ever receiving the liquidation preference. In addition, if our common stock is delisted, it is likely that the Series C Preferred Stock will be delisted as well. Accordingly, if our common stock is delisted, your ability to transfer or sell your shares of the Series C Preferred Stock may be limited and the market value of the Series C Preferred Stock will be materially adversely affected.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends on the Series C Preferred Stock is limited by the laws of Maryland. Under Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series C Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series of stock provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of stock then outstanding, if any, with preferential rights upon dissolution senior to those of the Series C Preferred Stock.
SOFR and Three-Month Term SOFR have a very limited history, and their historical performance is not indicative of future performance.
The dividend rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event (as defined below in “Description of the Series C Preferred Stock”) and its related Benchmark Replacement Date (as defined below in “Description of the Series C Preferred Stock”) occur with respect to Three-Month Term SOFR, in which case the dividend rate will be based on the next-available Benchmark Replacement). In the following discussion of the Secured Overnight Financing Rate (“SOFR”), when we refer to SOFR-linked Series C Preferred Stock, we mean the Series C Preferred Stock at any time when the dividend rate on the Series C Preferred Stock is or will be determined based on SOFR, including Three-Month Term SOFR.
The Federal Reserve Bank of New York (“FRBNY”) began to publish SOFR in April 2018. Although the FRBNY has also begun publishing historical indicative SOFR going back to 2014, such historical indicative data inherently involves assumptions, estimates and approximations. Therefore, SOFR has a very limited performance history and no actual investment based on the performance of SOFR was possible before April 2018. The level of SOFR during the floating rate period for the SOFR-linked Series C Preferred Stock may bear little or no relation to the historical level of SOFR. The future performance of SOFR is impossible to predict and, therefore, no future performance of SOFR or the SOFR-linked Series C Preferred Stock may be inferred from any of the hypothetical or actual historical performance data. Hypothetical or actual historical performance data are not indicative of the future performance of SOFR or the SOFR-linked Series C Preferred Stock. Changes in the levels of SOFR will affect the return on the SOFR-linked Series C Preferred Stock and the trading price of such SOFR-linked Series C Preferred Stock, but it is impossible to predict whether such levels will rise or fall.
SOFR and Term SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR and Term SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked Series C Preferred Stock may fluctuate more than floating rate securities that are linked to less volatile rates.
Changes in SOFR and Term SOFR could adversely affect the dividend that accrues on the SOFR-linked Series C Preferred Stock and the trading prices for the SOFR-linked Series C Preferred Stock.
Because SOFR and Term SOFR are based on data received from other sources, we have no control over its determination, calculation or publication. There can be no assurance that either SOFR or Term

SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the SOFR-linked Series C Preferred Stock. If the manner in which SOFR or Term SOFR is calculated is changed, that change may result in a reduction in the dividends that accrue on the SOFR-linked Series C Preferred Stock, which may adversely affect the trading prices of the SOFR-linked Series C Preferred Stock. In addition, the dividend rate on the SOFR-linked Series C Preferred Stock for any day will not be adjusted for any modification or amendment to SOFR for that day that FRBNY may publish if the dividend rate for that day has already been determined prior to such publication. Further, if the Benchmark rate on the SOFR-linked Series C Preferred Stock during the floating rate period for any dividend period declines to zero or becomes negative, dividends will only accrue on the SOFR-linked Series C Preferred Stock at a rate equal to the spread of 5.56% per annum with respect to that dividend period. There is no assurance that changes in SOFR or Term SOFR could not have a material adverse effect on the value of and market for the SOFR-linked Series C Preferred Stock.
SOFR and Term SOFR differ fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.
In June 2017, the ARRC announced SOFR as its recommended alternative to the London interbank offered rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR. While Term SOFR operates more similarly to LIBOR in that it is forward looking, the market data that underlies the determination of Term SOFR is based on SOFR which, as noted above, is fundamentally different from the market data that was used to determine LIBOR. As a result, there is no assurance that Term SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.
Any failure of SOFR or Term SOFR to gain market acceptance could adversely affect holders of the Series C Preferred Stock.
SOFR or Term SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR or Term SOFR to gain market acceptance could adversely affect the return on, value of and market for the Series C Preferred Stock.
The dividend rate for the Series C Preferred Stock during the floating rate period may be determined based on a rate other than Three-Month Term SOFR, which could adversely affect the value of the Series C Preferred Stock.
Under the terms of the Series C Preferred Stock, the dividend rate on the Series C Preferred Stock for each dividend period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Uncertainty surrounding the adoption and use of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the Series C Preferred Stock. Use and adoption of Three-Month SOFR or forward-looking term rates based on SOFR may require updates to systems and operational processes to facilitate the calculation and determination thereof. If, at the commencement of the floating rate period for the Series C Preferred Stock, we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the dividend rate on the Series C Preferred Stock during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).
Under the terms of the Series C Preferred Stock, the calculation agent (which may be us) is expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the dividend rate basis for the Series C Preferred Stock, which are defined in the terms of the Series C Preferred Stock as “Three-Month Term SOFR Conventions.” Such determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of dividends that accrue on the Series C Preferred Stock during the applicable floating rate period, which could adversely affect the return on, value of and market for the Series C Preferred Stock.
Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.
Under the benchmark transition provisions of the Series C Preferred Stock, if the calculation agent determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the dividend rate on the Series C Preferred Stock during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first available Benchmark Replacement, is the compounded average of the daily Secured Overnight Financing Rates calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, may change over time.
The implementation of Benchmark Replacement Conforming Changes could adversely affect the dividends that accrue on the Series C Preferred Stock and the trading prices for the Series C Preferred Stock.
Under the benchmark transition provisions of the Series C Preferred Stock, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the ARRC or FRBNY), (ii) the International Swaps and Derivatives Association, Inc. (“ISDA”) or (iii) in certain circumstances, by the calculation agent, which may be us. In addition, the benchmark transition provisions expressly authorize the calculation agent (which may be us) to make certain changes, which are defined in the terms of the Series C Preferred Stock as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of dividend periods and the dividend rate, and the timing and frequency of determining rates and making payments of dividends. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of dividends that accrue on the Series C Preferred Stock during the floating rate period, which could adversely affect the return on, value of and market for the Series C Preferred Stock. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.
Also, since SOFR and Term SOFR are a relatively new market indices, SOFR-linked equity securities may not have an established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for equity securities indexed to SOFR or Term SOFR, such as the spread over the index reflected in dividend rate provisions, may evolve over time, and trading prices of the Series C Preferred Stock may be lower than those of later-issued SOFR-linked equity securities as a result. Similarly, if SOFR or Term SOFR does not prove to be widely used in securities similar to the Series C Preferred Stock, the trading price of the Series C Preferred Stock may be lower than those of equity securities linked to such rates that are more widely used. Equity securities indexed to Term SOFR (as the Series C Preferred Stock will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a return comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Series C Preferred Stock.
Under the terms of the Series C Preferred Stock, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Series C Preferred Stock during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of dividends that accrue on the Series C Preferred Stock during any dividend period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may serve as calculation agent. We expect to act as the initial calculation agent and, though we will appoint a calculation agent prior to the commencement of the floating rate period, we may appoint ourselves or an affiliate and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Series C Preferred Stock, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Series C Preferred Stock, and those determinations, decisions or elections could have a material adverse effect on the return on, value of and market for the Series C Preferred Stock. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Series C Preferred Stock will be conclusive and binding absent manifest error.
We may redeem the Series C Preferred Stock and you may not receive dividends that you anticipate if we do redeem the Series C Preferred Stock.
On or after May 15, 2030 we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time. Also, upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred. We may have an incentive to redeem the Series C Preferred Stock voluntarily if market conditions allow us to issue other preferred stock or debt securities at a rate that is lower than the dividend rate on the Series C Preferred Stock. If we redeem the Series C Preferred Stock, then from and after the redemption date, dividends will cease to accrue on shares of Series C Preferred Stock, the shares of Series C Preferred Stock shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.
Holders of shares of the Series C Preferred Stock should not expect us to redeem the Series C Preferred Stock on or after the date they become redeemable at our option.
The Series C Preferred Stock will be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. The Series C Preferred Stock may be redeemed by us at our option either in whole or in part, from time to time, at any time on or after May 15, 2030, or upon the occurrence of a Change of Control. Any decision we may make at any time to propose a redemption of the Series C Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.
Our Manager may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our Manager will have broad discretion over the use of proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our Series C Preferred Stock. The failure of our Manager to use these funds effectively could have a material adverse effect on our business, cause the market price of our Series C Preferred Stock to decline and potentially impair the operation and expansion of our business. Pending their use, we may invest the net proceeds from this offering in interest-bearing bank accounts, money market funds, certificates of deposit and U.S. government securities. These investments may not yield a favorable return to our stockholders.

USE OF PROCEEDS
We expect that the net proceeds from this offering will be approximately $48,200,000 (or approximately $55,465,625 if the underwriters’ over-allotment option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us. We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for Class C Preferred Units of our Operating Partnership, and our Operating Partnership will then use those proceeds for investments and general corporate and working capital purposes.
Pending permanent use of the net proceeds from this offering, we may invest the net proceeds in interest-bearing, short-term investment-grade securities, money-market accounts or other investments that are consistent with maintaining our qualification as a REIT for U.S. federal income tax purposes.

DESCRIPTION OF THE SERIES C PREFERRED STOCK
The following summary of the material terms and provisions of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to our charter, including the Articles Supplementary setting forth the terms of the Series C Preferred Stock, the Articles Supplementary relating to the authorization of additional Series C Preferred Stock, and our Second Amended and Restated Bylaws, each of which is available from us and will be filed with the SEC. This description of the particular terms of the Series C Preferred Stock supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus.
General
We are currently authorized to issue up to 25,000,000 shares of preferred stock, par value $0.01 per share (our “preferred stock”), in one or more classes or series. Each class or series of our preferred stock will have the designations, voting powers, preferences, conversion or other rights, qualifications, limitations, restrictions, terms and conditions of redemption, and other terms as Maryland law may permit and our Board may determine by adoption of applicable articles supplementary to our charter. In connection with this offering, our Board will classify shares of preferred stock as Series C Preferred Stock, and approve Articles Supplementary setting forth the terms of our Series C Preferred Stock. Our Board may authorize the issuance and sale of additional shares of Series C Preferred Stock from time to time.
We intend to apply to list the Series C Preferred Stock on NYSE under the symbol “RPTP.” If the application is approved, we expect trading of the Series C Preferred Stock on NYSE to begin within 30 days after the Series C Preferred Stock is first issued.
Ranking
The Series C Preferred Stock will rank, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of our affairs:
•
senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the Series C Preferred Stock;

•
on parity with any class or series of our capital stock expressly designated as ranking on parity with the Series C Preferred Stock, none of which exists on the date hereof; and

•
junior to any other class or series of our capital stock expressly designated as ranking senior to the Series C Preferred Stock, none of which exists on the date hereof.

The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, will rank senior in right of payment to the Series C Preferred Stock. The Series C Preferred Stock will also rank junior in right of payment to our other existing and future debt obligations.
Dividends
Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to distribution rights, holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if authorized by our Board and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends (i) from, and including, the date of original issue to, but excluding, May 15, 2030 (the “fixed rate period”), at the fixed rate of 9.875% per annum of the $25.00 liquidation preference per share (equivalent to an annual rate of $2.46875 per share), and (ii) thereafter (the “floating rate period”), at a floating rate per annum equal to the Benchmark rate (which is expected to be the Three-Month Term SOFR) plus a spread of 5.56% per annum of the $25.00 liquidation preference per share. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate will be deemed to be zero.
Dividends on the Series C Preferred Stock will accrue and be cumulative from, and including, the date of original issue and will be payable to holders quarterly in arrears on or about 15th day of February, May, August and November (each such date, a “dividend payment date”) of each year. If any dividend payment date is a day that is not a business day (as defined below), then declared dividends with respect to that dividend payment date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment. We will pay cash dividends to the holders of record of Series C Preferred Stock as they appear on our share register on the applicable record date, which for any dividend payment date shall be the first day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls. The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.
For the purpose of calculating the dividends on the Series C Preferred Stock for each floating rate dividend period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate dividend period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “floating rate dividend period” we mean the period from and including the immediately preceding floating rate period dividend payment date to, but excluding, the applicable floating rate period dividend payment date (except that the first floating rate dividend period will commence on May 15, 2030). See “Calculation Agent.”
The following definitions apply to the foregoing definition of Three-Month Term SOFR:
“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate dividend period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate dividend period and any subsequent floating rate dividend periods.
“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.
“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of SOFR (or any successor administrator), on the FRBNY’s Website.
“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as published by the Term SOFR Administrator.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Three-Month Term SOFR selected by the calculation agent in its reasonable discretion).
“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating rate dividend period,” timing and frequency of determining Three-Month Term SOFR with respect to each floating rate dividend period and making dividend payments, rounding of amounts or tenors, and other administrative matters)

that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).
The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event” below.
Notwithstanding the foregoing paragraphs related to the determination of the dividend rate, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the benchmark used to calculate the dividend rate on the Series C Preferred Stock for each floating rate dividend period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate dividend period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series C Preferred Stock during such floating rate dividend period and the remainder of the floating rate period.
Absent manifest error, the calculation agent’s determination of the dividend rate for a floating rate dividend period for the Series C Preferred Stock will be binding and conclusive on you, us (if we are not also the calculation agent) and the transfer agent. The transfer agent will have no duty to confirm or verify any such calculation. By its acquisition of the Series C Preferred Stock, each holder of Series C Preferred Stock (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by our and the calculation agent’s determination of the dividend rate for each floating rate dividend period, including our and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent’s determination of any dividend rate, and its calculation of dividend payments, for any floating rate dividend period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Series C Preferred Stock upon request and will be provided to the transfer agent.
If the then-current Benchmark is Three-Month Term SOFR, the calculation agent (which may be us) will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the dividend rate and dividend payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when the Series C Preferred Stock is outstanding, then the foregoing provisions concerning the calculation of the dividend rate and dividend payments during the floating rate period will be modified in accordance with the benchmark transition provisions.
The amount of any dividend payable on the Series C Preferred Stock for any period greater or less than a full dividend period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” means the period from, and including, each dividend payment date (as defined below) to, but excluding, the next succeeding dividend payment date, except for the initial dividend period, which will be the period from, and including, the issue date of the Series C Preferred Stock offered hereby to, but excluding, the next succeeding dividend payment date. Dividends will be payable to holders of record as they appear in our stock records at the close of business on the applicable record date, which is the first day of the calendar month, whether or not a business day, in which the applicable dividend payment date falls.

An initial dividend on the shares will be payable on May 15, 2025 in an amount equal to approximately $0.48689 per share.
Dividends on the Series C Preferred Stock will accrue whether or not:
•
we have earnings;

•
there are funds legally available for the payment of those dividends; or

•
those dividends are authorized or declared.

Except as described in this paragraph and the next paragraph, unless full cumulative dividends on the Series C Preferred Stock for all past dividend periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof in cash is set apart for payment, we will not:
•
declare and pay or declare and set aside for payment of dividends, and we will not declare and make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of our common stock or shares of any other class or series of our capital stock ranking, as to distributions, on parity with or junior to the Series C Preferred Stock, for any period; or

•
redeem, purchase or otherwise acquire for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any shares of our common stock or shares of any other class or series of our capital stock ranking, as to distributions and upon liquidation, on parity with or junior to the Series C Preferred Stock.

The foregoing sentence, however, will not prohibit:
•
dividends payable solely in shares of our common stock or shares of any other class or series of our capital stock ranking junior to the Series C Preferred Stock as to payment of distributions and the distribution of assets upon our liquidation, dissolution and winding up;

•
the conversion into or in exchange for other shares of any class or series of capital stock ranking junior to the Series C Preferred Stock as to payment of distributions and the distribution of assets upon our liquidation, dissolution and winding up; and

•
our redemption, purchase or other acquisition of (i) shares of Series C Preferred Stock, (ii) preferred stock ranking on parity with the Series C Preferred Stock as to payment of distributions and upon liquidation, dissolution or winding up, or (iii) capital stock or shares of common stock or other equity securities ranking junior to the Series C Preferred Stock pursuant to our charter to the extent necessary to preserve our status as a REIT as discussed under “— Restrictions on Ownership and Transfer.”

When we do not pay dividends in full (or do not set apart a sum sufficient to pay them in full) on the Series C Preferred Stock and the shares of any other class or series of capital stock ranking, as to distributions, on parity with the Series C Preferred Stock, we will declare any dividends upon the Series C Preferred Stock and each such other class or series of capital stock ranking, as to distributions, on parity with the Series C Preferred Stock pro rata, so that the amount of dividends declared per share of Series C Preferred Stock and such other class or series of capital stock will in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such other class or series of capital stock (which will not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior dividend periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.
Holders of shares of Series C Preferred Stock are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series C Preferred Stock as described above. Any dividend payment made on the Series C Preferred Stock will first be credited against the earliest accrued but unpaid dividends due with respect to those shares which remain payable. Accrued but unpaid dividends on the Series C Preferred Stock will accumulate as of the dividend payment date on which they first become payable.

We do not intend to declare dividends on the Series C Preferred Stock, or pay or set apart for payment dividends on the Series C Preferred Stock, if the terms of any of our agreements, including any agreements relating to our indebtedness, prohibit such a declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends will be authorized by our Board and declared by us or paid or set apart for payment if such authorization, declaration or payment is restricted or prohibited by law. We are and may in the future become a party to agreements that restrict or prevent the payment of dividends on, or the purchase or redemption of, our capital stock. Under certain circumstances, these agreements could restrict or prevent the payment of dividends on or the purchase or redemption of Series C Preferred Stock. These restrictions may be indirect (for example, covenants requiring us to maintain specified levels of net worth or assets) or direct. We do not believe that these restrictions currently have any adverse impact on our ability to pay dividends to holders or make redemptions of the Series C Preferred Stock.
If in the future we issue additional shares of the Series C Preferred Stock, dividends on those additional shares will accrue from the most recent dividend payment date at the then-applicable dividend rate.
Effect of Benchmark Transition Event
If the calculation agent (which may be us) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate dividend period during the floating rate period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series C Preferred Stock during such floating rate dividend period and all subsequent floating rate dividend periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.
As used herein:
“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR will be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
Compounded SOFR;

(2)
the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)
the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(4)
the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “floating rate dividend period,” timing and frequency of determining rates with respect to each floating rate dividend period and making payments of dividends, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1)
in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)
in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)
in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)
if the Benchmark is Three-Month Term SOFR we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)
a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(1)
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)
if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment and the spread specified above.
“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.
“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to holders of shares of our common stock or any other class or series of our capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, junior to the Series C Preferred Stock, holders of shares of Series C Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment of or provision for our debts and other liabilities and any class or series of our capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, senior to the Series C Preferred Stock, a liquidation preference of $25.00 per share of the Series C Preferred Stock, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date of payment. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series C Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to rights upon liquidation, dissolution or winding up, on parity with the Series C Preferred Stock in the distribution of assets, then holders of shares of Series C Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series C Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Holders of shares of Series C Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up of our affairs stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable not fewer than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of shares of Series C Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of our capital stock or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series C Preferred Stock will not be added to our total liabilities.
Optional Redemption
Except with respect to the special optional redemption described below and in certain limited circumstances relating to our maintenance of our REIT status as described in “— Restrictions on Ownership and Transfer,” we cannot redeem the Series C Preferred Stock prior to May 15, 2030. On or after May 15, 2030, we may, at our option, upon not fewer than 30 and not more than 60 days’ written notice, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not authorized or declared) up to, but excluding, the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose.
If fewer than all of the outstanding shares of the Series C Preferred Stock are to be redeemed (in the case of a redemption of the Series C Preferred Stock other than to preserve our status as a REIT), we will select the shares of Series C Preferred Stock to be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as we determine. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock, other than a holder of Series C Preferred Stock that has received an exemption from the ownership limit, would have actual or constructive ownership of more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our capital stock because such holder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the charter, we will redeem the requisite number of shares of Series C Preferred Stock of such holder such that no holder will own in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our capital stock subsequent to such redemption. See “— Restrictions on Ownership and Transfer.” In order for their shares of Series C Preferred Stock to be redeemed, holders must surrender their shares at the place, or in accordance with the book-entry procedures, designated in the notice of redemption. Holders will then be entitled to the redemption price and any accrued and unpaid dividends payable upon redemption following surrender of the shares as detailed below. If a notice of redemption has been given (in the case of a redemption of the Series C Preferred Stock other than to preserve our status as a REIT), if the funds necessary for the redemption have been set aside by us in trust for the benefit of the holders of any shares of Series C Preferred Stock called for redemption and if irrevocable instructions have been given to pay the redemption price and any accrued and unpaid dividends, then from and after the redemption date, dividends will cease to accrue on such shares of Series C Preferred Stock and such shares of Series C Preferred Stock will no longer be deemed outstanding. At such time, all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon redemption, without interest. So long as no dividends payable on the Series C Preferred Stock and any class or series of parity preferred stock are in arrears for any past dividend periods that have ended and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Series C Preferred Stock, including the repurchase of shares of Series C Preferred Stock in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our Board. Regardless of whether dividends are paid in full on the Series C Preferred Stock or any class or series of parity preferred stock, we may purchase or acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.
Unless full cumulative dividends on all shares of Series C Preferred Stock have been or contemporaneously are authorized, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods that have ended, no shares of Series C Preferred Stock will be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any shares of Series C Preferred Stock or any class or series of our capital stock ranking, as to distributions or upon liquidation, dissolution or winding up, on parity with or junior to the Series C Preferred Stock (except by conversion into or exchange for our capital stock ranking junior to the Series C Preferred Stock as to distributions and upon liquidation); provided, however, that whether or not the requirements set forth above have been met, we may purchase shares of Series C Preferred Stock, preferred stock ranking on parity with the Series C Preferred Stock as to payment of distributions and upon liquidation, dissolution or winding up, or capital stock or equity securities ranking junior to the Series C Preferred Stock pursuant to our charter to the extent necessary to ensure that we continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes, and may purchase or acquire shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock. See “— Restrictions on Ownership and Transfer” below.
We will mail a notice of redemption, postage prepaid, not fewer than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series C Preferred Stock to be redeemed at their respective addresses as they appear on our stock transfer records as maintained by the transfer agent named in “— Transfer Agent.” No failure to give, nor defect in, such notice, nor in the mailing thereof, shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock except as to the holder to whom notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice will state:
•
the redemption date;

•
the redemption price;

•
the number of shares of Series C Preferred Stock to be redeemed;

•
the place or places where the certificates, if any, representing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price;

•
procedures for surrendering noncertificated shares of Series C Preferred Stock for payment of the redemption price;

•
that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date; and

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that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series C Preferred Stock.

If fewer than all of the shares of Series C Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series C Preferred Stock held by such holder to be redeemed.
We are not required to provide such notice in the event we redeem Series C Preferred Stock in order to maintain our status as a REIT.
If a redemption date falls after a dividend record date and on or prior to the corresponding dividend payment date, each holder of shares of the Series C Preferred Stock at the close of business of such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date. Except as described above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock for which a notice of redemption has been given.

All shares of Series C Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of preferred stock, without designation as to series or class.
Special Optional Redemption
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series C Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends up to, but excluding, the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series C Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series C Preferred Stock will not have the conversion right described below under “— Conversion Rights.”
We will mail to you, if you are a record holder of the Series C Preferred Stock, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Preferred Stock except as to the holder to whom notice was defective. Each notice will state the following:
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the redemption date;

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the redemption price;

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the number of shares of Series C Preferred Stock to be redeemed;

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the place or places where the certificates, if any, representing shares of Series C Preferred Stock are to be surrendered for payment of the redemption price;

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procedures for surrendering noncertificated shares of Series C Preferred Stock for payment of the redemption price;

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that dividends on the shares of Series C Preferred Stock to be redeemed will cease to accumulate on such redemption date;

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that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series C Preferred Stock;

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that the Series C Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

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that the holders of the Series C Preferred Stock to which the notice relates will not be able to tender such Series C Preferred Stock for conversion in connection with the Change of Control and each share of Series C Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If we redeem fewer than all of the outstanding shares of Series C Preferred Stock, the notice of redemption mailed to each stockholder will also specify the number of shares of Series C Preferred Stock that we will redeem from each stockholder. In this case, we will determine the number of shares of Series C Preferred Stock to be redeemed as described above in “— Optional Redemption.”
If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series C Preferred Stock called for redemption, then from and after the redemption date, those shares of Series C Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of Series C Preferred Stock will terminate. The holders of those shares of Series C Preferred Stock will retain their right to receive the redemption price for their shares and any accrued and unpaid dividends up to, but excluding, the redemption date, without interest.
The holders of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series C Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series C Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Stock to be redeemed.
A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of our company entitling that person to exercise more than 50% of the total voting power of all stock of our company entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities listed on NYSE or Nasdaq or listed or quoted on a successor exchange or quotation system.

Conversion Rights
Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Preferred Stock as described under “— Optional Redemption” or “— Special Optional Redemption,” to convert some or all of the Series C Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock (the “Common Stock Conversion Consideration”), which is equal to the lesser of:
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the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends up to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

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15.72327, subject to certain adjustments to this Share Cap as described below.

Anything in the Articles Supplementary creating the Series C Preferred Stock to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of shares of Series C Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, we will make no allowance for unpaid dividends that are not in arrears on the shares of Series C Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of our common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed 31,446,540 shares of our common stock (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ over-allotment option to purchase additional shares is exercised, not to exceed 36,163,521 shares of our common stock in total (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustments to the Share Cap and is subject to increase in the event that additional shares of Series C Preferred Stock are issued in the future.
In the case of a Change of Control pursuant to which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series C Preferred Stock will receive upon conversion of such Series C Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of our common stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the shares of our common stock that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.
We will not issue fractional shares of common stock upon the conversion of the Series C Preferred Stock. Instead, we will pay the cash value of such fractional shares. If more than one share of Series C Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of the common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.
Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series C Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of Series C Preferred Stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series C Preferred Stock, holders will not be able to convert shares of Series C Preferred Stock designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series C Preferred Stock;

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the name and address of the paying agent and the conversion agent;

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the procedures that the holders of shares of Series C Preferred Stock must follow to exercise the Change of Control Conversion Right; and

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the last date on which holders of shares of Series C Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of shares of Series C Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of Series C Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing Series C Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of shares of Series C Preferred Stock to be converted; and

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that the Series C Preferred Stock is to be converted pursuant to the applicable provisions of the Series C Preferred Stock.

The “Change of Control Conversion Date” is the date the Series C Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of shares of Series C Preferred Stock.
The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of shares of Series C Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:
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the number of withdrawn shares of Series C Preferred Stock;

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if certificated Series C Preferred Stock has been issued, the certificate numbers of the withdrawn shares of Series C Preferred Stock; and

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the number of shares of Series C Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if any shares of Series C Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
The shares of Series C Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem such shares of Series C Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series C Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series C Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon up to, but excluding, the redemption date, in accordance with our optional redemption right or special optional redemption right. See “— Optional Redemption” and “—Special Optional Redemption” above.
We will deliver the applicable Conversion Consideration no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any common shares or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series C Preferred Stock into shares of our common stock. Notwithstanding any other provision of the Series C Preferred Stock, no holder of Series C Preferred Stock will be entitled to convert such Series C Preferred Stock into shares of our common stock to the extent that receipt of such common stock would cause such holder (or any other person) to exceed the share ownership limits contained in our charter, including the Articles Supplementary setting forth the terms of the Series C Preferred Stock, unless we provide an exemption from this limitation for such holder. See “— Restrictions on Ownership and Transfer” below.
The Change of Control conversion feature may make it more difficult for a party to take over our company or discourage a party from taking over our company. See “Risk Factors—Risks Related to This Offering—The Change of Control conversion feature may not adequately compensate you, and the Change of Control conversion and redemption features of the Series C Preferred Stock may discourage a party from taking over our company or make it more difficult for a party to take over our company.”
Except as provided above in connection with a Change of Control, the Series C Preferred Stock is not convertible into or exchangeable for any other securities or property.
No Maturity, Sinking Fund or Mandatory Redemption
The Series C Preferred Stock has no stated maturity date and we are not required to redeem the Series C Preferred Stock at any time. We are not required to set aside funds to redeem the Series C Preferred Stock. Accordingly, the Series C Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right, or, under circumstances where the holders of the Series C Preferred Stock have a conversion right, such holders convert the Series C Preferred Stock into our common stock. The Series C Preferred Stock is not subject to any sinking fund.
Limited Voting Rights
Holders of shares of the Series C Preferred Stock generally will not have any voting rights, except as set forth below.
If dividends on the Series C Preferred Stock are in arrears for six or more quarterly periods, whether or not consecutive (which we refer to as a preferred dividend default), holders of shares of the Series C Preferred Stock (voting separately as a class together with the holders of all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of a total of two additional directors to serve on our Board (which we refer to as preferred stock directors), until all unpaid dividends for past dividend periods with respect to the Series C Preferred Stock and any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid. In such a case, the number of directors serving on our Board will be increased by two. The preferred stock directors will be elected by a plurality of the votes cast in the election for a one-year term and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

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either a special meeting called upon the written request of holders of at least 33% of the outstanding shares of Series C Preferred Stock together with any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable, if this request is received more than 90 days before the date fixed for our next annual or special meeting of stockholders or, if we receive the request for a special meeting within 90 days before the date fixed for our next annual or special meeting of stockholders, at our annual or special meeting of stockholders; and

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each subsequent annual meeting (or special meeting held in its place) until all dividends accumulated on the Series C Preferred Stock and on any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable have been paid in full or declared and a sum sufficient for the payment thereof set aside for payment for all past dividend periods.

If and when all accumulated dividends on the Series C Preferred Stock and all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable shall have been paid in full, holders of shares of Series C Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and the term and office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.
Any preferred stock director elected by holders of shares of Series C Preferred Stock and other holders of preferred stock upon which like voting rights have been conferred and are exercisable may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series C Preferred Stock and other parity preferred stock entitled to vote thereon when they have the voting rights described above (voting as a single class). So long as a preferred dividend default continues, any vacancy in the office of a preferred stock director may be filled by written consent of the preferred stock director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock when they have the voting rights described above (voting as a single class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable). The preferred stock directors shall each be entitled to one vote on any matter before our Board.
In addition, so long as any shares of Series C Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock together with each other class or series of preferred stock ranking on parity with Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable (voting together as a single class):
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authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to such Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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amend, alter or repeal the provisions of our charter, including the terms of the Series C Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock, except that with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series C Preferred Stock remains outstanding with the terms of the Series C Preferred Stock materially unchanged or the holders of shares of Series C Preferred Stock receive stock of the successor with substantially identical rights, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series C Preferred Stock receive the greater of the full trading price of the Series C Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share liquidation preference plus any accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock disproportionately relative to other classes or series of preferred stock ranking on parity with the Series C Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution or winding up, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series C Preferred Stock, voting separately as a class, will also be required.
Holders of shares of Series C Preferred Stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of Series C Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the Series C Preferred Stock with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up.
Holders of shares of Series C Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series C Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting powers or other rights or privileges of the Series C Preferred Stock, except as set forth above.
In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series C Preferred Stock.
In any matter in which Series C Preferred Stock may vote (as expressly provided in the Articles Supplementary setting forth the terms of the Series C Preferred Stock), each share of Series C Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference. As a result, each share of Series C Preferred Stock will be entitled to one vote.
Restrictions on Ownership and Transfer
The Articles Supplementary setting forth the terms of the Series C Preferred Stock will provide that the ownership limitations described below apply to ownership of shares of Series C Preferred Stock pursuant to Article VI of our charter. Notwithstanding any other provision of the Series C Preferred Stock, no holder of shares of Series C Preferred Stock is entitled to convert any shares of Series C Preferred Stock into shares of our common stock to the extent that receipt of our common stock would cause such holder or any other person to exceed the ownership limits contained in our charter or in the Articles Supplementary setting forth the terms of the Series C Preferred Stock.
Our charter contains restrictions on the number of shares of our capital stock that a person may own. No person may beneficially or constructively own in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of all classes or series of our capital stock, unless such person receives an exemption from our Board. Subject to certain limitations, our Board, in its sole discretion, may exempt (prospectively or retroactively) a person from, or modify, these limits, if it obtains such representations, covenants and undertakings as it deems appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT.
Our charter further provides that no person may, among other things:
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beneficially own shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year);

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transfer shares of our capital stock if such transfer would result in our capital stock being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code);

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beneficially or constructively own shares of our capital stock if such ownership would cause us to constructively own 10% or more of the ownership interests in a tenant of our company (other than a taxable REIT subsidiary (as defined in Section 856(l) of the Code)); and

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acquire or hold any other beneficial or constructive ownership of our capital stock that would otherwise cause us to fail to qualify as a REIT.

If any purported transfer of our stock would result in any person violating the restrictions on ownership and transfer of our stock set forth in our charter, then our charter provides that the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. For a further description of the ownership limits and the other restrictions on ownership and transfer of all classes and series of shares of our capital stock, see “Certain Provisions of Maryland Law and of Our Charter and Bylaws — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Determinations and Decisions
The calculation agent (which may be us) is expressly authorized to make certain determinations, decisions, and elections under the terms of the Series C Preferred Stock, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the Series C Preferred Stock, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:
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will be conclusive and binding on the holders of the Series C Preferred Stock, us (if we are not also the calculation agent) and the transfer agent absent manifest error;

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if made by us as calculation agent, will be made in our sole discretion;

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if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

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notwithstanding anything to the contrary in the Articles Supplementary, shall become effective without consent from the holders of the Series C Preferred Stock or any other party.

If the calculation agent (if not us) fails to make any determination, decision, or election that it is required to make under the terms of the Series C Preferred Stock, then we will make such determination, decision, or election on the same basis as described above.
Calculation Agent
We will appoint a calculation agent for the Series C Preferred Stock (which may be us or an affiliate) prior to the commencement of the floating rate period. We will act as the initial calculation agent.
Transfer Agent
The transfer agent for the Series C Preferred Stock will be Equiniti Trust Company, LLC.
Book-Entry Procedures
The Series C Preferred Stock will only be issued in the form of global securities held in book-entry form. DTC or its nominee will be the sole registered holder of the Series C Preferred Stock. Owners of beneficial interests in the Series C Preferred Stock represented by the global securities will hold their interests pursuant to the procedures and practices of DTC. As a result, beneficial interests in any such securities will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and any such interest may not be exchanged for certificated securities, except in limited circumstances. Owners of beneficial interests must exercise any rights in respect of other interests, including any right to convert or require repurchase of their interests in the Series C Preferred Stock, in accordance with the procedures and practices of DTC. Beneficial owners will not be holders and will not be entitled to any rights provided to the holders of the Series C Preferred Stock under the global securities or the Articles Supplementary. We and any of our agents may treat DTC as the sole holder and registered owner of the global securities.
DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC facilitates the settlement of transactions amongst participants through electronic computerized book-entry changes in participants’ accounts, eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
The Series C Preferred Stock, represented by one or more global securities, will be exchangeable for certificated securities with the same terms only if:
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DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days; or

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we decide to discontinue use of the system of book-entry transfer through DTC (or any successor depositary).

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary of certain U.S. federal income tax considerations relating to acquiring, holding and/or disposing of shares of the Series C Preferred Stock supplements the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and is subject to the qualifications set forth therein. The discussion in the accompanying prospectus addresses the material federal income tax considerations relating to acquiring, holding and disposing of our common shares. Capitalized terms used but not defined herein have the meanings set forth in the accompanying prospectus. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of our Series C Preferred Stock in light of their personal investment or tax circumstances.
WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SERIES C PREFERRED STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
General.   Subject to the discussion below, an investment in our Series C Preferred Stock is generally subject to the same U.S. federal income tax considerations applicable to an investment in our common shares. See “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus, as supplemented by the discussion below, for a discussion of the considerations relating to an investment in our common shares, including a discussion of the tax rules that apply to us.
In connection with this offering of Series C Preferred Stock, we expect to receive an opinion of the law firm of Kramer Levin Naftalis & Frankel LLP to the effect that, commencing with our taxable year ended December 31, 2023, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2025 and subsequent taxable years. Investors should be aware that the opinion of Kramer Levin Naftalis & Frankel LLP will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. The opinion of Kramer Levin Naftalis & Frankel LLP assumes, consistent with the conclusions of prior opinions of counsel received by the Company, that the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT and that its actual method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code, for its taxable year ended on December 31, 2014 through its taxable year ended on December 31, 2022. The opinion of Kramer Levin Naftalis & Frankel LLP will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Kramer Levin Naftalis & Frankel LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.

Distributions.   Distributions with respect to the Series C Preferred Stock generally will be subject to the same rules that are applicable to distributions received by holders of our common shares, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our current earnings and profits, our earnings and profits will be allocated on a pro rata basis, first to distributions with respect to our preferred shares, and then to our common shares.
Dispositions.   Subject to the discussion below regarding redemptions of the Series C Preferred Stock, a disposition of Series C Preferred Stock will generally be treated in accordance with the sections of the discussion in the accompanying prospectus relating to dispositions of common shares.
Redemptions.   A redemption of Series C Preferred Stock will be treated under Section 302 of the Code as a distribution subject to Section 301 of the Code, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our stockholders, unless the redemption satisfies one or more of the tests set forth in Section 302(b) of the Code that enable the redemption to be treated as a sale or exchange of the redeemed Series C Preferred Stock. A redemption of Series C Preferred Stock will be treated as a sale or exchange (rather than a distribution under Section 301 of the Code) if the redemption satisfies one of the following tests under Section 302(b) of the Code, which require that the redemption: (i) is “substantially disproportionate” with respect to the holder’s interest in our stock; (ii) results in a “complete termination” of the holder’s interest in all classes of our stock; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares (including common and preferred shares) considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Holders of Series C Preferred Stock should also be aware that substantially contemporaneous dispositions or acquisitions of our shares that are part of a plan viewed as an integrated transaction with the redemption may be taken into account in determining whether any of the tests described above are satisfied. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of the Series C Preferred Stock is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the holder in the redemption. The holder’s adjusted tax basis in the Series C Preferred Stock redeemed would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the holder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.
With respect to a redemption of our Series C Preferred Stock that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of stock that were acquired at different prices and thus have different tax bases. Each holder should consult its own tax advisor with respect to the treatment of a redemption of our Series C Preferred Stock that is treated as a distribution.
If a redemption is not treated as a distribution to a particular holder under the Section 302(b) tests described above, it will generally be treated as to that holder as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our stock by our stockholders, except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution.
Conversion into Common Stock
A U.S. stockholder generally will not recognize gain or loss upon the conversion of the Series C Preferred Stock into shares of common stock, except that (1) all or a portion of a U.S. stockholder’s receipt of common stock (if any) in respect of accrued and unpaid dividends or dividends in arrears will be taxable as described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares” in the accompanying prospectus as if the U.S. stockholder had received cash in respect of such accrued dividends or dividends in arrears equal to the fair market value of such common stock on the date of conversion and (2) a U.S.

stockholder’s receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the holder’s tax basis in the fractional share of our common stock).
Except as discussed in the next sentence, a U.S. stockholder’s basis in shares of common stock received upon conversion of the Series C Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of Series C Preferred Stock and the holding period of such shares of common stock will include the holding period of the converted shares of Series C Preferred Stock. Common stock received in payment of dividends in arrears and taxed as a dividend upon receipt, if any, will have a basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.
The treatment of the receipt of Alternative Form Consideration upon the conversion of the Series C Preferred Stock pursuant to the Change of Control conversion right may depend on a number of factors and could be in whole or in part a taxable transaction. Holders should consult their own tax advisors as to the treatment of the receipt of Alternative Form Consideration.
As described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Holders — Conversion into Common Stock” in the accompanying prospectus, a non-U.S. stockholder will generally not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Series C Preferred Stock, except that all or a portion of common stock received that is attributable to undeclared, accumulated and unpaid dividends or dividends in arrears, if any, will be treated in the manner described in the section entitled “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Holders” in the accompanying prospectus regarding dividends, distributions and capital gain dividends.

UNDERWRITING
Janney Montgomery Scott LLC, BTIG, LLC and Piper Sandler & Co. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement, dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of shares of Series C Preferred Stock set forth opposite the underwriter’s name.
Underwriters	Number of Shares
Janney Montgomery Scott LLC	595,489
BTIG, LLC	347,589
Piper Sandler & Co.	472,589
Lucid Capital Markets, LLC	401,333
JonesTrading Institutional Services LLC	130,000
Wedbush Securities Inc.	53,000
Total	2,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of the Series C Preferred Stock sold under the underwriting agreement if any of these shares of Series C Preferred Stock are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriters propose to offer some of the shares of the Series C Preferred Stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of the Series C Preferred Stock to dealers at the public offering price less a concession not to exceed $0.50 per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $0.10 per share on sales to other dealers. If all of the shares are not sold at the initial offering price, the underwriters may change the public offering price and the other selling terms.
We have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect.
Over-Allotment Option
We have granted to the underwriters an option to purchase up to 300,000 additional shares of the Series C Preferred Stock within 30 days from the date of this prospectus supplement solely to cover over-allotments at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares of the Series C Preferred Stock approximately proportionate to that underwriter’s initial purchase commitment.
Listing
Prior to the Series C Preferred Stock offering, there has been no public market for the Series C Preferred Stock. We intend to apply to list the Series C Preferred Stock on NYSE under the symbol “RPTP.” If the application is approved, we expect trading of the Series C Preferred Stock on NYSE to begin within 30 days after the Series C Preferred Stock is first issued. The underwriters have advised us that they intend to make a market in the Series C Preferred Stock prior to commencement of any trading on NYSE. However, the underwriters will have no obligation to do so, and we cannot assure you that a market for the Series C Preferred Stock will develop or be maintained prior or subsequent to commencement of trading on NYSE.
Underwriting Discounts and Expenses
The following table shows the underwriting discounts and commissions that we will pay to the underwriters in connection with the Series C Preferred Stock offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Series C Preferred Stock.

	Paid by us(1)
	No Exercise	Full Exercise
Per share	$0.78125	$0.78125
Total	$1,250,000	$1,484,375

(1)
The underwriting discount gives effect to the fact that no underwriting discounts and commissions will be paid with respect to shares purchased from the underwriters by the Manager.

Affiliates of the Manager have indicated an interest to purchase an aggregate of 400,000 shares in the offering. The shares purchased by affiliates of the Manager will be at the public offering price and will not be subject to any underwriting discounts or commissions.
We estimate that our expenses related to this offering will be approximately $550,000, excluding the underwriting discount.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell shares of Series C Preferred Stock in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional shares, and transactions that have the effect of stabilizing purchases.
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Short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

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“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ option to purchase additional shares.

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“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ option to purchase additional shares.

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Covering transactions involve purchases of shares of Series C Preferred Stock either pursuant to the option to purchase additional shares or in the open market after the distribution has been completed in order to cover short positions.

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To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

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To close a covered position, the underwriters must purchase shares in the open market after the distribution has been completed or must exercise the option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

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Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and transactions that have the effect of stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares of Series C Preferred Stock. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on NYSE, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
No Sales of Similar Securities
For a period beginning on the date of this prospectus and through 30 days after the date of this prospectus, we have agreed that we will not, without the prior written consent of Janney Montgomery Scott

LLC, BTIG, LLC and Piper Sandler & Co. (i) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Series C Preferred Stock (whether any such transaction is to be settled by delivery of Series C Preferred Stock, other securities, cash or other consideration) or otherwise dispose of, any Series C Preferred Stock (or any securities convertible into, exercisable for or exchangeable for Series C Preferred Stock) or interest therein of us or of any of our subsidiaries, other than our sale of Series C Preferred Stock in this offering, or (ii) file a registration statement under the Securities Act registering shares of Series C Preferred Stock (or any securities convertible into, exercisable for or exchangeable for Series C Preferred Stock) or any interest in shares of Series C Preferred Stock.
Extended Settlement
We expect that delivery of the Series C Preferred Stock offered hereby will be made against payment thereof on or about March 4, 2025 (such settlement cycle being herein referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Series C Preferred Stock on any date prior to the business day before their delivery will be required, by virtue of the fact that the shares of Series C Preferred Stock initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Preferred Stock who wish to trade shares of the Series C Preferred Stock prior to their date of delivery hereunder should consult their advisors.
Conflicts of Interest and Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and/or persons and entities with relationships with us. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means such as email.

LEGAL MATTERS
Certain legal matters relating to this offering, including certain tax matters, will be passed upon for us by Kramer Levin Naftalis & Frankel LLP. Ballard Spahr LLP will issue an opinion to us regarding certain matters of Maryland law, including the validity of the shares of Series C Preferred Stock to be issued by us and offered hereby. Certain legal matters related to compliance with the Investment Company Act of 1940, as amended, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Clifford Chance US LLP.
EXPERTS
Our consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, incorporated in this prospectus by reference and included in our Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference into this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement or the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents that we have filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025;

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our Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 10, 2024); and

•
the description of preferred stock contained in our Registration Statement on Form S-3 filed with the SEC on November 6, 2024, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering of the shares of the Series C Preferred Stock pursuant to this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
To receive a free copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including exhibits, if they are specifically incorporated by reference into the documents, call us at (646) 868-5483 or submit a written request to Rithm Property Trust Inc., 799 Broadway, New York, New York 10003.

PROSPECTUS
$400,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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shares of our common stock, par value $0.01 per share;

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shares of our preferred stock (which we may issue in one or more classes or series), par value $0.01 per share;

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debt securities;

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warrants to purchase shares of common stock or preferred stock or debt securities; or

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units consisting of two or more of the foregoing.

We refer to the common stock, preferred stock, debt securities, warrants and units, collectively, as the “securities” in this prospectus. We may offer, issue and sell the securities at an aggregate public offering price that will not exceed $400,000,000.
We will provide the specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement describing the amount of securities being offered and terms of the offering of those securities. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We reserve the sole right to accept, and together with any underwriters, dealers and agents, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents involved in the sale of any securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sales of those securities.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AJX.” On November 4, 2024, the last reported sale price of our common stock was $3.09.
To assist us in qualifying as a real estate investment trust, or REIT, among other purposes, our charter prohibits, with certain exceptions, the beneficial or constructive ownership by any person of more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our capital stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of our common stock. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock and common stock. See “Restrictions on Ownership and Transfer.”
Investing in our securities involves risks. See “Risk Factors” beginning on page 2, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2024

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering of securities. You must not rely on any unauthorized information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement or any free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than the registered securities to which they relate, nor does this prospectus, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of  $400,000,000. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Any accompanying prospectus supplement or free writing prospectus may also add to, update or supersede other information contained in this prospectus.
The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the detailed information regarding our company, our securities and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. In this prospectus, unless the context indicates otherwise, references to “Great Ajax,” “we,” “the company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Great Ajax Corp., and references to “Operating Partnership” refer to Great Ajax Operating Partnership L.P., a Delaware limited partnership.

i

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.
Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.
The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including but not limited to:
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our ability to recognize the anticipated benefits of the strategic transaction (the “Rithm Transaction”) with Rithm Capital Corp. and its affiliates (“Rithm”);

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changes to our business strategy as a result of the Rithm Transaction;

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Rithm’s ability to manage and address potential conflicts of interest relating to our investment objectives, which may overlap with the investment objectives of Rithm or one of its operating companies;

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the impact of our termination of Thetis Asset Management LLC (the “Former Manager” or “Thetis”) and the entry into a new management agreement with RCM GA LLC, a subsidiary of Rithm (the “New Manager” or “RCM GA”);

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the significant losses we have incurred to date from our holdings of non-performing loans (“NPLs”) and re-performing loans (“RPLs”);

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the expectation that we will continue to incur increasing and significant consolidated net losses from our mortgage holdings;

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the ability of Newrez LLC (the “Servicer”) to perform its obligations under the servicing agreements for our mortgage loans and real property;

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difficulties in consummating sales of our NPLs and RPLs at attractive prices and on a prompt timeline or at all and adverse market developments negatively impacting the value of, and the returns expected from, such assets;

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the impact of changes in interest rates and the market value of the collateral underlying our RPL and NPL portfolios or of our other real estate assets;

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the impact of conditions, including adverse changes, in the real estate, mortgage or housing markets and changes in the general economy;

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our share price has been and may continue to be volatile;

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the broader impacts of interest rates, inflation, and potential for a global economic recession;

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general volatility of the capital markets;

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the impact of adverse legislative or regulatory tax changes;

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our ability to control our costs;

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our ability to obtain financing arrangements on favorable terms or at all;

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our failure to comply with the covenants under our borrowing arrangements;

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our failure to qualify or maintain qualification as a real estate investment trust (“REIT”); and

ii

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our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended (the “Investment Company Act”)

The forward-looking statements should be read in light of these factors and the factors identified in the “Risk Factors” incorporated by reference into this prospectus and any accompanying prospectus supplement, from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the SEC from time to time.

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OUR COMPANY
We are a Maryland corporation that is organized and operated in a manner intended to allow us to qualify as a REIT. In connection with the closing of the Rithm Transaction, on June 11, 2024, we entered into a management agreement with RCM GA, a subsidiary of Rithm, to serve as our external manager. For a description of the Rithm Transaction, see the section entitled “The Transaction” in our definitive proxy statement on Schedule 14A for our 2024 Annual Meeting filed with the SEC on April 10, 2024, which is incorporated by reference herein. Under RCM GA’s management, we have started to shift our strategic direction towards investments in the commercial real estate sector and we have begun to invest in commercial mortgage loans. Our target assets are expected to include preferred equity or debt instruments secured by mortgages on commercial real estate, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own commercial real estate or other forms of subordinated debt in connection with commercial real estate, as well as commercial mortgage servicing rights and operating businesses in the commercial real estate sector. Although historically, we have primarily targeted acquisitions of RPLs and NPLs, we do not anticipate investing further in residential mortgage loans, RPLs or NPLs. Given the change in focus of our business, we intend to, over time, reposition much of our existing portfolio. We believe commercial real estate offers an attractive investment opportunity given market dynamics that are creating significant refinancing challenges and funding gaps.
We elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2014. Our qualification as a REIT depends upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code of 1986, as amended (the “Code”) relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our capital stock. We believe that we are organized in conformity with the requirements for qualification as a REIT under the Code, and that our current intended manner of operation enables us to meet the requirements for taxation as a REIT for U.S. federal income tax purposes.
Our principal offices are located at 799 Broadway, New York, NY 10003. Our telephone number is 646-868-5483. Our web address is www.greatajax.com. The information on or otherwise accessible through our website does not constitute a part of this prospectus or the accompanying prospectus supplement and is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus involves substantial risks. Before acquiring securities from us, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section entitled “Forward-Looking Statements” in this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include investments in the commercial real estate sector, subject to the availability of appropriate investment opportunities consistent with our objectives.
Pending these uses, we intend to invest the net proceeds in readily marketable, interest bearing, short-term investment grade securities or money market accounts that are consistent with our intention to qualify as a REIT. Such temporary investments are expected to provide a lower net return than we anticipate achieving from our targeted investments.
Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains a summary description of the common stock, preferred stock, debt securities, warrants and units that we may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may update, change or add to the terms and conditions of the securities as described in this prospectus.

DESCRIPTION OF COMMON STOCK
The following summary description of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 125,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2024, 44,978,969 shares of common stock were issued and outstanding.
Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series without stockholder approval. Maryland law provides that none of our stockholders is personally liable to our creditors for any of our obligations solely as a result of that stockholder’s status as a stockholder.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of our stock, the holders of our common stock possess the exclusive voting power. Our directors are elected by plurality. There is no cumulative voting in the election of directors or otherwise, which means that the holders of a majority of the outstanding shares of common stock, voting as a single class, can elect all of the directors then standing for election.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, transfer all or substantially all of its assets or engage in a share exchange unless advised by the board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides for approval by a majority of all the votes entitled to be cast on the matter for the matters described in this paragraph, except that the charter requirement for a two-thirds vote to remove directors may be amended only with approval of two-thirds of the votes entitled to be cast.
Dividends, Liquidation and Other Rights
All shares of common stock offered by this prospectus will be duly authorized, fully paid and non- assessable. Holders of our shares of common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They also will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.
Holders of our shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to the restrictions on transfer of capital stock contained in our charter and to the ability of the board of directors to create shares of common stock with differing voting rights, all shares of common stock have equal dividend, liquidation and other rights.
Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of our stock (including preferred stock), to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Issue Additional Shares of Common Stock and Preferred Stock
We believe that the power of our board of directors to issue additional shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Stock Exchange Listing
Our shares of common stock are listed on the NYSE under the symbol “AJX.”
Transfer Agent and Registrar
The transfer agent and registrar for our shares of common stock is Equiniti Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK
The following summary description of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law, our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
General
Our charter provides that we may issue up to 25,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and with rights, preferences, privileges and restrictions that our board of directors may fix or designate without any further vote or action by our stockholders.
Our charter authorizes our board of directors to reclassify any unissued shares of common stock into preferred stock, to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board will be required by Maryland law and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
As of September 30, 2024, no shares of preferred stock were issued and outstanding.
Terms
When we issue preferred stock, it will be fully paid and nonassessable. The preferred stock will not have any preemptive rights.
Articles supplementary that will become part of our charter will set forth the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:
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the title and stated value;

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the number of shares, liquidation preference and offering price;

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the dividend rate, dividend periods and payment dates;

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the date on which dividends begin to accrue or accumulate;

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any auction and remarketing procedures;

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any retirement or sinking fund requirement;

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the price and the terms and conditions of any redemption right;

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any listing on any securities exchange;

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the price and the terms and conditions of any conversion or exchange right;

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any voting rights;

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the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

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any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

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any limitations on direct or beneficial ownership and restrictions on transfer; and

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any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Ownership and Transfer; Change of Control Provisions
As discussed under “Restrictions on Ownership and Transfer,” our charter contains restrictions on ownership and transfers of our capital stock. In addition, the articles supplementary designating the terms of each series of preferred stock may also contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will describe any additional ownership limitation relating to a series of preferred stock.
For a discussion of provisions in our charter that may have the effect of delaying, deferring or preventing a change of control, see “Certain Provisions of Maryland Law and our Charter and Bylaws.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act. The indentures will be qualified under the Trust Indenture Act.
The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture (as discussed herein) has been filed as an exhibit to the registration statement of which this prospectus is a part.
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).
Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.
The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:
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their title and whether they are senior securities or subordinated securities;

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their initial aggregate principal amount and any limit on their aggregate principal amount;

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the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

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the terms, if any, upon which they may be convertible or exchangeable into our common stock, other securities or other property and the terms and conditions upon which a conversion or exchange will be effected, including the initial conversion or exchange price or rate and the conversion or exchange period, any adjustments to the foregoing and any requirements relative to the reservation of shares for purposes of conversion or exchange;

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if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible or exchangeable;

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the date or dates, or the method for determining the date or dates, on which the principal will be payable;

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the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

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the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where the principal (and premium, if any) and interest, if any, will be payable, or the method of such payment, if by wire transfer, mail or other means;

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the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

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our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

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if other than U.S. dollars, the currency or currencies in which they are denominated and in which any payments of principal (and premium, if any) or interest, if any, are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

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whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

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any additions to, modifications of or deletions from their terms with respect to the events of default, to the rights of the trustee or the holders to declare the principal amount thereof due and payable, or to the covenants, in each case as set forth in the indenture;

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any provisions for collateral security for their repayment;

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any provisions relating to guarantees;

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any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents;

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whether they will be issued in certificated or book-entry form;

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the date any temporary global security will be dated if other than the date of original issuance of the first security of such series to be issued;

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if issued in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

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if to be issued upon the exercise of debt warrants, the time, manner and place to be authenticated and delivered;

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the denominations if other than $1,000 and any integral multiple thereof;

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the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

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whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

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any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.
The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.
Restrictions on ownership and transfer of our common stock and preferred stock are designed to preserve our status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Restrictions on Ownership and Transfer” in this prospectus. Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale
The applicable indenture will provide that we may consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to any other person (as defined therein), provided that:
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we are the continuing trust, or the successor person (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the applicable debt securities and under the indenture;

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immediately after giving effect to the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

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an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants
The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.
Events of Default, Notice and Waiver
Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):
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our failure to pay any installment of interest;

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our failure to pay the principal (or premium, if any) at maturity;

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our failure to make any required sinking fund payment;

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our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

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certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default resulting from certain events of bankruptcy described in the indenture occurs, all outstanding debt securities of that series will become due and payable immediately. If any other event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:
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the rescission would not conflict with any judgment or decree; and

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all events of default, other than the non-payment of accelerated principal, interest or premium (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:
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continuing payment default; or

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covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of  (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.
Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it.
This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of  (and premium, if any) and interest on the debt securities at the respective due dates thereof.
Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.
Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
The indenture will likely provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:
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change the stated maturity date or reduce the amount of the principal of  (or premium, if any) or reduce the rate of interest or change the time for payment of any installment of interest, if any, on the debt securities;

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change the currency of payment of principal of  (or premium, if any) or interest, if any, on the debt securities;

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waive a default or event of default in the payment of principal of  (or premium, if any) or interest on the debt securities (other than as described in the indenture);

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waive a redemption payment, if any, or alter or waive any of the provisions in the indenture with respect to redemption;

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reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

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modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.
The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.
Redemption of Debt Securities
The debt securities may be redeemed at any time at our option, in whole or in part, to protect our status as a REIT. The debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable accompanying prospectus supplement.
Conversion of Debt Securities
The terms and conditions, if any, upon which any debt securities are convertible into our common stock or preferred stock will be set forth in the applicable accompanying prospectus supplement. The terms will include:
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whether the debt securities are convertible into our common stock or preferred stock;

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the conversion price (or the manner of calculating the price);

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the conversion period;

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the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

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any restrictions on conversion.

Subordination
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.
The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons or participants that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.
If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.
The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock or debt securities, and may issue warrants independently or together with common stock, preferred stock or debt securities, or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of the warrant agreement and the form of the warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the type and number of securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

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the date, if any, on and after which such warrants and the related securities will be separately transferable;

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the price at which each security purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any anti-dilution protection;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.
Each warrant will entitle the holder to purchase for cash such number of shares of common stock, preferred stock or debt securities, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.
Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants.
Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:
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the title of any series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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information with respect to any book-entry procedures;

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a discussion of any material or special U.S. federal income tax consequences applicable to an investment in the units; and

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any other material terms of the units and their constituent securities.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
In order to qualify as a REIT under the Code, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares of capital stock (after taking into account options to acquire shares of stock) may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities). These requirements are not applicable to the first taxable year in which a REIT election is made.
Because our board of directors believes that it is essential for us to qualify as a REIT, the charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and prohibits certain entities from owning our shares. Our charter provides that, subject to certain exceptions, no person, including a “group” (as defined in Section 13(d)(3) of the Exchange Act), may beneficially own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of our common stock or the aggregate of the outstanding shares of our capital stock. Our board may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if our board is presented with evidence satisfactory to it that the ownership will not then or in the future jeopardize our status as a REIT.
Our charter also prohibits any person from (a) beneficially owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (b) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to us or, in the case of a proposed or attempted transaction, give us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership do not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our charter provides that any transfer that will result in our shares being owned by fewer than 100 persons will be void and that any ownership or transfer of our shares in violation of the other restrictions described in the immediately preceding paragraphs will result in the shares that would result in such violation being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer to the trust is ineffective for any reason to prevent a violation of these restrictions, the transfer that would have resulted in such violation will be void from the outset and the purported transferee will acquire no rights in such shares.
In addition, our charter documents limit equity participation by “benefit plan investors” so that such participation in any class of our equity securities by such “benefit plan investors” will not be deemed “significant.” For such purposes, the terms “benefit plan investors” and “significant” are determined by reference to certain regulations promulgated by the U.S. Department of Labor.
Our charter also provides that to the extent that we incur or our board of directors determines that we will incur any tax pursuant to Section 860E(c) of the Code as the result of any “excess inclusion” income (within the meaning of Section 860E of the Code), which tax is allocable to a stockholder that is a “disqualified organization” (as defined in Section 860E(e)(5) of the Code), our board of directors will cause us to allocate such tax solely to the stock held by such disqualified organization in the manner described by Treasury Regulations, by reducing from one or more distributions to be paid to such stockholder the tax incurred by us pursuant to Section 860E(c) of the Code as a result of such stockholder’s stock ownership.
All certificates representing shares of our capital stock will bear a legend referring to the restrictions described above.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all outstanding shares of our capital stock, including shares of common stock, within 30 days after the end of each taxable year, is required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each stockholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interest of our stockholders.
Policy on Poison Pills
We do not have a stockholders “rights plan,” which for this purpose means any arrangement pursuant to which, directly or indirectly, common stock or preferred stock purchase rights may be distributed to stockholders that provide all stockholders, other than persons who meet certain criteria specified in the arrangement, the right to purchase the common stock or preferred stock at less than the prevailing market price of the common stock or preferred stock (sometimes referred to as a “poison pill”). Our board of directors considers it unlikely that such a plan would be considered in the future.
Our board of directors shall seek and obtain stockholder approval before adopting a poison pill; provided, however, that the board may adopt a poison pill if, under the then circumstances, the board, including a majority of its independent members, in its exercise of its duties, deems it to be in the best interests of the company’s stockholders to adopt a poison pill without the delay in adoption that would come from the time reasonably anticipated to be necessary to seek stockholder approval.
If a poison pill were to be adopted without prior stockholder approval, the poison pill will either be ratified by stockholders or expire, without being renewed or replaced, within one year.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
The following description of certain provisions of Maryland law and of our charter and bylaws is only a summary. For a complete description, we refer you to the applicable Maryland law, our charter and our bylaws.
Number of Directors; Vacancies
Our charter and bylaws provide that the number of our directors may only be increased or decreased by a vote of a majority of the members of our board of directors; provided that the number of directors may not be less than the minimum required by Maryland law, which is one, or more than fifteen.
On May 20, 2024, we received stockholder approval for the Rithm Transaction and the stockholders elected to reconstitute our board of directors as follows: a five-member board, two members of which are existing directors, one member nominated by Rithm, and one member of which is a new independent director (with one vacant board seat).
Pursuant to Section 3-804(c) of the Maryland General Corporation Law, or the MGCL, and except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Except as may be provided with respect to any class or series of our stock, at each annual meeting of our stockholders, each of our directors will be elected by our stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of the votes cast in the election of directors is sufficient to elect a director, and holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.
Removal of Directors
Our charter provides that a director may be removed only with cause and upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Our charter defines cause, for the purpose of removal of directors, to mean, with respect to a director, conviction of a felony or a judgment of a court that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty. This provision, when coupled with the provision of our charter making an election under Subtitle 8 of Title 3 of the MGCL permitting only our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees.
Business Combinations
Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance, transfer or reclassification of equity securities.
Maryland law defines an interested stockholder as:
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any person or entity who beneficially owns 10% or more of the voting power of our stock; or

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an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.
After the five-year period, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of our then outstanding shares of capital stock; and

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two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.
The statute permits various exemptions from its provisions, including business combinations that are approved by our board of directors before the time that the interested stockholder becomes an interested stockholder.
Pursuant to the MGCL, our board of directors has by resolution exempted business combinations between us and any other person from these provisions of the MGCL, provided that the business combination is first approved by our board of directors and, consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person may be able to enter into business combinations with us in whole or in part at any time. According to resolutions of our board of directors, we are not permitted to opt back in to these provisions without the approval of the holders of a majority of our shares of common stock. If this resolution were repealed or rescinded with approval by a vote of our stockholders, or our board of directors does not otherwise approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer or by officers or directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, by any person, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition of our stock may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders’ meeting.
If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver an acquiring person statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. Before a control share acquisition has occurred, if voting rights for control shares are approved at a stockholders’ meeting and the acquiring person is entitled to exercise, or direct the exercise of, a majority or more of all voting power, all stockholders (other than the acquiring person) have the rights of objecting stockholders (including appraisal rights), as provided in Subtitle 2 of Title 3 of the MGCL. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to, among other exceptions, shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.
Our bylaws contain a provision exempting any and all acquisitions of our shares of stock from the control shares provisions of Maryland law.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL (‘‘Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of its five provisions, which provide that:
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the corporation’s board of directors will be divided into three classes;

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the affirmative vote of two-thirds of all the votes entitled to be cast by stockholders generally in the election of directors is required to remove a director;

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the number of directors may be fixed only by vote of the directors;

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a vacancy on the board of directors that results from: (i) an increase in the size of the board of directors; or (ii) the death, resignation or removal of a director may be filled only by the remaining directors (even if the remaining directors do not constitute a quorum) and that directors elected to fill a vacancy will serve for the remainder of the full term of the class of directors in which the vacancy occurred; and

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the request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting is required for stockholders to require the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board may be filled only by the remaining directors and that directors elected by the board to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we also (i) vest in our board the exclusive power to fix the number of directorships, (ii) require, unless called by our Chairman, Chief Executive Officer, President or our board of directors, the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting to call a special meeting and (iii) require a two-thirds vote for the removal of any director from the board of directors, which removal will be allowed only for cause. We have not elected to be subject to any of the other provision of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, we may not elect to be subject to the provision of Subtitle 8 that permits our board of directors to classify itself.
Amendment of Charter
Except for amendments permitted to be made without stockholder approval under Maryland law or by specific provisions in our charter, any amendment to our charter shall be valid only if our board of directors has declared such amendment as advisable and such amendment is approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except that the provisions of our charter relating to the removal of directors and the vote required to amend the removal provision may be amended only with the approval of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting liability of its directors and officers to the corporation and its stockholders for money damages, but not any provision that limits the liability of directors or officers to the corporation or its stockholders:
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to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

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to the extent that a judgment adverse to the person is entered based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages to the maximum extent permitted by Maryland law.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to or in which he or she is made a party or witness by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify a present or former director and/or officer, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with any proceeding to which he or she may be made or threatened to be made a party by reason of his or her service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a corporation may not indemnify a director or officer in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to pay or reimburse reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves and our bylaws obligate us, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employees or agents of our company or a predecessor of our company.

Dissolution
Subject to the provisions of any of our classes or series of shares of capital stock then outstanding and the approval by a majority of the entire board of directors, our stockholders, at any meeting thereof, by the affirmative vote of a majority of all of the votes entitled to be cast on the matter, may approve a plan of liquidation and dissolution.
Meetings of Stockholders
Under our bylaws, annual meetings of stockholders are to be held each year at a date and time determined by our board of directors. Special meetings of stockholders may be called only by a majority of the directors then in office, by the Chairman, Chief Executive Officer, President or our board of directors or our Secretary upon the written request of the holders of common stock entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Maryland law provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter permits the consent to be less than unanimous, which our charter does not).
Advance Notice of Director Nominations and New Business
Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:
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pursuant to our notice of the meeting;

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by our board of directors; or

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by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to our board of directors may be made only:
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pursuant to our notice of the meeting;

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by our board of directors; or

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provided that our board of directors has determined that directors shall be elected at such meeting, by a stockholder who was a stockholder of record both at the time of the provision of notice and at the time of the meeting who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.
No Appraisal Rights
In certain extraordinary transactions, Maryland law provides to dissenting stockholders the right to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. Except with respect to appraisal rights arising in connection with Maryland’s control share acquisition statute discussed above, as permitted by Maryland law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless our board of directors determines that such rights apply to a subsequently occurring transaction in connection with which stockholders would otherwise be entitled to appraisal rights under Maryland law.
Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The business combination provision and control share acquisition provisions of Maryland law (if the applicable provision in our bylaws is rescinded), the provisions of our charter on the removal of directors and the restrictions on the transfer of shares of our stock, and the advance notice provisions of our bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the shares of common stock or might otherwise be in their best interest.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section summarizes the material U.S. federal income tax considerations a holder of shares of our common stock (the “Shares”) may consider relevant. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the U.S. federal income tax laws, such as:
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insurance companies;

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tax-exempt organizations, tax-deferred and tax-advantaged accounts;

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financial institutions or broker-dealers;

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dealers in securities or currencies;

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non-U.S. individuals and non-U.S. corporations (except to the extent discussed in “— Taxation of Non-U.S. Holders” or “— Foreign Account Tax Compliance Act” below);

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U.S. expatriates;

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persons who mark-to-market our Shares;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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regulated investment companies and REITs, and their investors;

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trusts and estates (except to the extent discussed herein);

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persons who receive our Shares through the exercise of employee stock options or otherwise as compensation;

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persons holding our Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

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persons subject to special rules under Section 451(b) of the Code;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding our Shares through a partnership or similar pass-through entity; and

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persons holding a 10% or more (by vote or value) beneficial interest in our Shares.

This summary assumes that stockholders hold our Shares as capital assets for U.S. federal income tax purposes, which generally means the Shares are held as property held for investment.
The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed U.S. Department of Treasury regulations promulgated under the Code (the “Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”), and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our intention to qualify as a REIT, but we have received a private letter ruling from the IRS that allows us to exclude our proportionate share of gross income from the Former Manager if we held our interest in the Former Manager through our Operating Partnership. Although we have received such a ruling, we (a) have terminated our management agreement with the Former Manager and have entered into a management agreement with RCM GA Manager LLC, an affiliate of Rithm and (b) continue to hold our interest in the Former Manager through GA-TRS LLC instead of through our Operating Partnership. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.
Taxation of Our Company
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ended December 31, 2014. We believe that, commencing with our short taxable year ended December 31, 2014, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under U.S. federal income tax laws. We intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
In connection with this filing, Kramer Levin Naftalis & Frankel LLP will render an opinion that, commencing with our taxable year ended December 31, 2023, we were organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2024 and subsequent taxable years. Investors should be aware that the opinion of Kramer Levin Naftalis & Frankel LLP will be based upon customary assumptions, will be conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks as of the date issued. The opinion of Kramer Levin Naftalis & Frankel LLP assumes, consistent with the conclusions of prior opinions of counsel received by the Company, that the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT and that its actual method of operation enabled it to meet the requirements for qualification and taxation as a REIT under the Code, for its taxable year ended on December 31, 2014 through its taxable year ended on December 31, 2022. The opinion of Kramer Levin Naftalis & Frankel LLP will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. Kramer Levin Naftalis & Frankel LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements. Our ability to satisfy the REIT qualification tests will depend upon our analysis of the characterization and fair market values of our assets, some of which will not be susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis (which, based on the types of assets we will own, could fluctuate rapidly, significantly and unpredictably). In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.
If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income that we currently distribute to our stockholders, but taxable income generated by any domestic TRS will be subject to regular U.S. federal corporate income tax. However, we will be subject to U.S. federal corporate income tax in the following circumstances:
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We will pay U.S. federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

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We will pay income tax at the highest corporate rate on:

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net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

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other non-qualifying income from foreclosure property.

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We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

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the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

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a fraction intended to reflect our profitability.

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If we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test, the 10% vote test or the 10% value test, as each is described below under “— Asset Tests”), the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure, and we file a schedule with the IRS describing the assets that caused such failure, then we will pay a tax equal to the greater of  $50,000 or the product of the highest U.S. federal corporate income tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

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If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for Qualification.”

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If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

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We will be subject to a 100% excise tax on transactions between us and a TRS that are not conducted on an arm’s-length basis including in respect of “redetermined TRS service income.” Redetermined TRS service income generally represents gross income of a TRS that is understated and attributable to services provided to us or on our behalf.

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The earnings of any TRS that we own or that we may form will be subject to U.S. federal corporate income tax.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full U.S. federal corporate income tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 5-year period beginning the day after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

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the amount of gain that we recognize at the time of the sale or disposition, and

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the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired.

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If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., from a taxable mortgage pool (“TMP”), or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to U.S. federal corporate income tax to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax directly, but all of the income from the investment will be subject to U.S. federal corporate income tax at the TRS level. See “— Taxable Mortgage Pools and Excess Inclusion Income” below.

In addition, notwithstanding our qualification as a REIT for U.S. federal income tax purposes, we may also have to pay certain state and local income taxes, because not all states and localities conform to the U.S. federal income tax treatment of REITs. Moreover, as further described below, any domestic TRS in which we may own an interest will be subject to U.S. federal (and to the extent applicable, state and local) corporate income tax on its taxable income. In addition, we may be subject to a variety of taxes other than U.S. federal corporate income tax, including state and local franchise, property and other taxes and non-U.S. taxes. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
A REIT is a corporation, trust, or association that meets each of the following requirements:
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It is managed by one or more trustees or directors.

2.
Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

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It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

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It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.
At least 100 persons are beneficial owners (determined without reference to any rules of attribution) of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7.
It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.
It meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

9.
It uses the calendar year as its taxable year.

10.
It has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 apply to us beginning with our 2015 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual” generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, however, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.
We believe that we have issued shares with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our shares so that we should continue to satisfy these requirements. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate. The provisions of our charter restricting the ownership and transfer of the shares are described in “Restrictions on Ownership and Transfer.”
To monitor compliance with the share ownership requirements, we generally will be required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT status. We intend to comply with these requirements.
Qualified REIT Subsidiaries
A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the shares of which is owned, directly or through one or more qualified REIT subsidiaries or disregarded entities, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.
Other Disregarded Entities and Partnerships
An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the total value or total voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Ownership of Subsidiary REITs
Our Operating Partnership currently owns an indirect majority interest in Great Ajax II REIT, Inc. and may own stock in one or more of our subsidiaries that will elect to be taxed as REITs, including Gaea Real Estate Corp., which we refer to collectively as “Subsidiary REITs.” We may use the Subsidiary REITs for various purposes, including to execute non-REMIC securitization transactions that are treated as TMPs, as described in “— Taxable Mortgage Pools and Excess Inclusion Income.”
Any Subsidiary REIT will be subject to the various REIT qualification requirements. We believe that Great Ajax II REIT, Inc. and any other Subsidiary REIT in which we may own an interest will be organized and will operate in a manner to permit it to qualify for taxation as a REIT for U.S. federal income tax purposes from and after the effective date of its REIT election. However, if any Subsidiary REIT were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular corporate income tax as described in “— Failure to Qualify,” and (ii) our ownership of shares of common stock in the Subsidiary REIT would not be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “— Asset Tests.” If a Subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% vote test, 10% value test and the 5% asset test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions, as described in “— Asset Tests.”
Taxable REIT Subsidiaries
A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary or a REIT unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.
A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.
Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).
Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. If amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Similarly, if amounts are paid to a TRS for services provided to or on behalf of its parent REIT and such amounts are less than the amount that would be paid to a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such deficiency. We intend that all of our transactions with GA-TRS LLC, GAJX Real Estate Corp. and any other TRS that we own or may form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.
We have elected to treat certain of our subsidiaries, including GA-TRS LLC and GAJX Real Estate Corp as TRSs and we may form or invest in additional domestic or foreign TRSs in the future. We may use a TRS, including GAJX Real Estate Corp., to market and sell distressed residential mortgage loans and property acquired upon foreclosure of those loans, and may modify loans through a TRS. We intend to market and sell residential mortgage loans and the related foreclosed property through a TRS when the sale of those assets directly by us or our Operating Partnership may be subject to the 100% prohibited transactions tax. See “— Gross Income Tests — Prohibited Transactions.” We anticipate that our marketing and sales of residential loans and the related foreclosed property will generally be conducted through a TRS.
It is possible that such TRS will be treated as a dealer for U.S. federal income tax purposes. In that case, such TRS will generally mark all the loans it holds on the last day of each taxable year, if any, to their market value, and will recognize ordinary income or loss on such loans with respect to such taxable year as if they had been sold for that value on that day. If we significantly modify mortgage loans in a TRS and determine that such TRS qualifies as a trader, but not a dealer, for tax purposes, such TRS may elect to be subject to similar “mark-to-market” rules that apply to electing traders.
A TRS may also provide services with respect to our properties to the extent we determine that having a TRS provide those services will assist us in complying with the gross income tests applicable to REITs. See “— Gross Income Tests — Rents From Real Property.”
Under legislation commonly known as the “Tax Cuts and Jobs Act,” for taxable years beginning after December 31, 2017, the deduction of net interest expense is limited for all businesses; provided that certain businesses, including real estate businesses, may elect not to be subject to such limitations and instead to depreciate their real property related assets over longer depreciable lives. To the extent that our TRSs or any other TRS we form has interest expense that exceeds its interest income, the net interest expense limitation could potentially apply to such TRS.
To the extent that our TRSs or any other TRS that we may form pays any taxes, they will have less cash available for distribution to us. If dividends are paid by domestic TRSs to us, then the dividends we designate and pay to our stockholders who are taxed at individual rates, up to the amount of dividends that we receive from such entities, generally will be eligible to be taxed at the reduced 20% maximum U.S. federal rate applicable to qualified dividend income. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares.”
Gross Income Tests
We must satisfy two gross income tests annually to qualify and maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of qualifying income that generally includes:
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rents from real property;

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interest on debt secured by a mortgage on real property or on interests in real property, and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real property or mortgage loans;

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income and gain derived from foreclosure property (as described below);

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income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that meets the requirements of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, and gain from the sale or disposition of stock or securities.
Certain types of income do not qualify for either gross income test, while others are excluded from both the numerator and the denominator in one or both of the gross income tests. For example, gross income from the sale of property held primarily for sale to customers in the ordinary course of business, income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” and gross income attributable to cancellation of indebtedness, or “COD,” income, will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” For purposes of the 75% and 95% gross income tests, we are treated as receiving our proportionate share of our Operating Partnership’s gross income. We will monitor the amount of our non-qualifying income and will seek to manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.
Dividends
Our share of any dividends received from any corporation (including dividends from our TRSs and any other TRS that we may form, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Interest
The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of an obligor, as long as the obligor derives substantially all of its income from leasing substantially all of its interest in real property securing the debt, and only to the extent that the amounts received by the obligor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, market discount, original issue discount, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date the REIT agreed to originate or acquire the loan or (ii) as discussed below, in the event of a “significant modification,” the date we modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will equal the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan balance exceeds the applicable value of the real estate that secures the loan.
In Revenue Procedure 2014-51, the IRS interpreted the “principal amount” of the loan for purposes of that test to be the face amount of the loan, despite the Code’s requirement that taxpayers treat any market discount (discussed below) as interest rather than principal.
We historically have generally acquired re-performing and non-performing mortgage loans secured by a first lien on real property for substantially less than their face amount. In the future, our target assets are expected to include debt instruments secured by mortgages on commercial real estate, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own commercial real estate or other forms of subordinated debt in connection with commercial real estate. We believe that all of the mortgage loans that we have acquired are, and we intend that all loans that we acquire in the future will be or, with respect to mezzanine loans, will be treated as, secured only by real property and no other property value is or will be taken into account in our underwriting and pricing. Accordingly, we believe that the interest apportionment rules and Revenue Procedure 2014-51 (to the extent it addresses interest apportionment) will not apply to our mortgage loans. Nevertheless, if the IRS were to assert successfully that our mortgage loans were secured by other property, then depending upon the value of the real property securing our mortgage loans and their face amount, and the sources of our gross income generally, we may not be able to satisfy the 75% income test. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan may not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test described below.
Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury Regulations, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, as well as a liability hedge. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). To the extent we enter into transactions to mitigate the risk of hedging transactions where the hedged asset has been extinguished or disposed of, such transaction may also constitute a “hedging transaction.” We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of the hedged assets are not treated as “real estate assets” (as described below under “— Asset Tests”) or we enter into derivative transactions that are not liability hedges or we fail to satisfy the identification requirements with respect to a hedging transaction, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT, but we cannot assure you that we will be able to do so. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries.
Fee Income
We may earn income from fees in certain circumstances. Fee income generally will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, including certain amounts received in connection with mortgage servicing rights, generally are not qualifying income for purposes of either gross income test. Any fees earned by a TRS, like other income earned by a TRS, will not be included in the REIT’s gross income for purposes of the gross income tests.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as non-qualifying income for purposes of both the 75% and 95% gross income tests.
Rents from Real Property
We acquired interests in real property as part of our initial portfolio and may acquire additional real property or an interest therein in the future. Rents we receive from our interests in real property will qualify as “rents from real property” in satisfying the 75% and 95% gross income requirements for a REIT described above only if the following conditions are met:
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First, the amount of rent must not be based in whole or in part on the income or profits of any person. An amount received or accrued that is based on fixed percentages of receipts or sales generally will not be excluded from rents from real property.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants, the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled TRS” (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.
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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. We may, however, provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of  “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting our rental income from the related properties.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If such rent attributable to personal property, plus any other income that is non-qualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification.
Our Operating Partnership and/or its subsidiaries will generally lease our residential real estate owned (“REO”) properties to tenants that are individuals. Our residential REO property leases will typically have a term of at least one year and require the tenant to pay fixed rent. We may also lease portions of our mixed-use properties, if any, to tenants that are entities. We intend to structure any such leases so that the rent will qualify as “rents from real property,” and do not intend to own more than 10% of any tenant of a mixed-use property. We do not anticipate leasing significant amounts of personal property pursuant to any of our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or a TRS. Accordingly, we believe that our leases generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to rent, tenants may be required to pay certain additional charges. Additional charges that are reimbursements of amounts that we are obligated to pay to third parties, or penalties for nonpayment or late payment of such amounts, generally will qualify as “rents from real property.” Late charges that do not qualify as “rents from real property” may be treated as interest that qualifies for the 95% gross income test.
Prohibited Transactions
A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Any such income will be excluded from the application of the 75% and 95% gross income tests. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. No assurance, however, can be given that the IRS will not successfully assert a contrary position, in which case we would be subject to the prohibited transaction tax on the sale of those assets. To avoid the 100% prohibited transaction tax on the sale of dealer property by a REIT, we intend to dispose of any asset that may be treated as held “primarily for sale to customers in the ordinary course of a trade or business” by contributing or selling the asset to a TRS prior to marketing the asset for sale.

Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. Gross income from foreclosure property will qualify, however, under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease by the REIT of such property or on indebtedness held by the REIT that such property secured;

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for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered, however, to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the U.S. Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property), or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test (disregarding income from foreclosure property);

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

To the extent we foreclose or enter into a deed-in-lieu arrangement on any distressed mortgage loan that we acquire, we may not be able to make a foreclosure property election with respect to such property because we may be treated as having acquired the loan at a time when default on such loan was imminent or anticipated. If we anticipate selling a property shortly after foreclosure or deed-in-lieu of foreclosure, we expect that we will contribute or sell the property to a TRS, which will market and sell the property. See “— Taxable REIT Subsidiaries” and “— Gross Income Tests — Prohibited Transactions.”
Failure to Satisfy Gross Income Tests
Prior to making any investment, we intend to analyze the REIT classification of income such investment generates and, if necessary, structure our investment through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. If we nonetheless fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we are entitled to qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following such failure for any taxable year, a schedule of the sources of our income is filed with the IRS in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot with certainty predict whether any failure to meet these tests will qualify for the relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.
First, at least 75% of the value of our total assets must consist of (the “75% asset test”):
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cash or cash items, including certain receivables and investments in money market funds;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds, personal property to the extent such personal property is leased in connection with real property and rents attributable to such personal property are treated as “rents from real property” as a result of such rents not exceeding 15% of the total rent attributable to personal property and real property under such lease;

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interests in mortgage loans secured by real property or by interests in real property, including mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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stock in other REITs;

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investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term;

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regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consist of assets that are qualifying real estate-related assets, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC; and

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debt instruments of “publicly offered REITs”.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities (other than any TRS we may own) may not exceed 5% of the value of our total assets (the “5% asset test”).
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the total voting power or 10% of the total value of any one issuer’s outstanding securities.
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may be represented by securities, other than those in the 75% asset test (the “25% securities test”).
Sixth, not more than 25% of the value of our total assets may be represented by debt instruments of “publicly offered REITs” that are not secured by real property or interests in real property.
For purposes of these asset tests, we are treated as holding our proportionate share of our Operating Partnership’s assets. For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans or mortgage-backed securities (“MBS”) that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:
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“straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any “controlled TRS” hold non-“straight” debt securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:
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a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than twelve months of unaccrued interest on the debt obligations can be required to be prepaid;

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

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any loan to an individual or an estate;

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any “section 467 rental agreement,” other than an agreement with a related party tenant;

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any obligation to pay “rents from real property;”

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certain securities issued by governmental entities that are not dependent in whole or in part on the profits of  (or payments made by) a non-governmental entity;

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any security (including debt securities) issued by another REIT;

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any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and certain debt securities issued by that partnership; or

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any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
As discussed above under “— Gross Income Tests,” we have acquired re-performing and non-performing mortgage loans for substantially less than their face amount. Although the law is not entirely clear, if a mortgage loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the mortgage loan or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the mortgage loan will likely be a non-qualifying asset for purposes of the 75% asset test. Revenue Procedure 2014-51 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a mortgage loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the mortgage loan on the date of the relevant quarterly REIT asset testing date or (ii) the greater of (x) the fair market value of the real property securing the loan on the date of the relevant quarterly REIT asset testing date or (y) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan. Under the safe harbor, when the current value of a mortgage loan exceeds both the current fair market value of the real property that secures the loan and such fair market value determined as of the date we committed to acquire or originate the loan, a portion of the mortgage loan will be treated as a nonqualifying asset. We do not anticipate that the value of our distressed mortgage loans will exceed the current value of the real property securing the loans.
We may in the future enter into repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Based on positions the IRS has taken in analogous situations, we believe that these transactions would be treated as secured debt and that we would be treated for REIT asset and income test purposes as the owner of the assets that would be the subject of such agreements notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own our assets subject to sale and repurchase agreements during the term of such agreements, in which case we could fail to qualify as a REIT.
Derivative instruments generally are not qualifying assets for purposes of the 75% asset test. Thus, interest rate swaps, futures contracts, and other similar instruments that are used in “hedging transactions” as defined in “— Hedging Transactions,” are non-qualifying assets for purposes of the 75% asset test.
We may invest opportunistically in other types of mortgage-related assets. While we intend to do so in a manner that will enable us to satisfy each of the asset tests described above, we cannot assure that we will be able to do so.
We expect to pursue a flexible real estate investment strategy. Our target assets are currently expected to be in the commercial real estate sector, including commercial real estate, as well as preferred equity or debt instruments secured by mortgages on these types of properties, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinated debt in connection with these types of properties, as well as commercial mortgage servicing rights and operating businesses in the sector. We believe that the assets that we may hold will satisfy the foregoing asset test requirements when viewed in the aggregate, even if one or more of such assets, when considered individually, would not qualify as a good asset for purposes of the asset tests applicable to REITs. Prior to investing in any asset, we intend to analyze the REIT classification of such asset and, if necessary, structure our investment through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. We will monitor the status of our assets and our future acquisition of assets and we will seek to manage our portfolio to comply at all times with such tests. However, no assurance can be given that we will be successful in this effort or that the IRS will not disagree with these determinations and assert that a different value is applicable. No independent appraisals will be obtained to support our estimates of and conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that support our assets. Moreover, the values of some assets may not be susceptible to a precise determination. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests. As a result, no assurance can be given that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.
If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification so long as:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we do not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of the total value of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of the U.S. Treasury and (iii) pay a tax equal to the greater of $50,000 or the product of the highest U.S. federal corporate tax rate and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT.
Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and

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90% of our after-tax net income, if any, from foreclosure property,

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minus the sum of certain items of non-cash income.

We must make such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long term capital gain we recognize in a taxable year. See “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the REIT distribution requirements and the 4% nondeductible excise tax described above.
We intend to make timely distributions in the future sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of cash, including distributions from our subsidiaries, and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:
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If we sell property at a loss to a related party, including a TRS, such loss may be suspended until the TRS disposes of the property to an unrelated buyer.

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Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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We will recognize taxable income in advance of the related cash flow with respect to our investments that are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.
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If we acquire distressed mortgage loans and significantly modify those loans, we would recognize gain, without the receipt of any cash, on the resulting deemed exchange equal to the difference between the adjusted issue price of the modified loan (which will generally be the face amount of the modified loan) and our adjusted tax basis in the original loan. Because we often acquire distressed mortgage loans at a significant discount, our adjusted tax basis in such loans typically will be significantly lower than the adjusted issue price of the modified loan, which would result in our recognizing “phantom” income if we significantly modify the loan. We generally significantly modify our distressed mortgage loans only on an opportunistic or selective basis.

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We expect to foreclose on a portion of our non-performing mortgage loans, and we may engage in foreclosures or other transactions that result in the conversion of such loans to real property. Such transactions could also give rise to taxable income without a corresponding receipt of cash.

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We may acquire investments that are treated as having “market discount” for U.S. federal income tax purposes, because the investments are debt instruments that we acquire for an amount less than their principal amount. We do not intend to elect to recognize market discount currently. Under the market discount rules, we may be required to treat portions of gains on sale of market discount bonds as ordinary income and may be required to include some amounts of principal payments received on market discount bonds as ordinary income.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and/or the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds, sell assets or make taxable distributions of our shares (discussed below) or debt securities.
We may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes.
Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest and may be required to pay a penalty to the IRS.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from our stockholders designed to disclose the actual ownership of our outstanding shares. We intend to comply with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of  $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates, without any deduction for amounts distributed to stockholders. In addition, we would not be required to distribute any amounts to stockholders in that year. In such event, distributions to stockholders would be taxable as ordinary income to the extent of our current or accumulated earnings and profits as described in “— Taxation of U.S. Holders — Taxation of Taxable U.S. Holders on Distributions on Shares” below.

Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxable Mortgage Pools and Excess Inclusion Income
An entity, or a portion of an entity, may be classified as a TMP if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (iii) the entity has issued debt obligations (liabilities) that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our future financing and securitization arrangements may give rise to TMPs, with the consequences described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. We may enter into transactions that could result in us or a portion of our assets being treated as a TMP for U.S. federal income tax purposes. Specifically, we may securitize our assets and such securitizations may result in us owning interests in a TMP. If we do not own 100% of the equity in our Operating Partnership, we would be precluded from holding equity interests in such a securitization through our Operating Partnership. Accordingly, we would likely enter into such transactions through a Subsidiary REIT owned by our Operating Partnership and will be precluded from selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for U.S. federal income tax purposes.
If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders.
The U.S. Treasury has not yet issued regulations to govern the treatment of stockholders of a REIT, a portion of which is a TMP. A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, however, will be treated as “excess inclusion income.”
The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, would be allocated among its stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction under any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of U.S. Holders” and “— Taxation of Non-U.S. Holders.” Under IRS guidance, to the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT will be subject to tax on this income at the highest applicable corporate tax rate. In that case, the REIT could reduce distributions to such stockholder by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury Regulations provide that such a reduction in distributions would not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Distribution Requirements.” Our charter contemplates that any tax imposed on us in these circumstances may to the extent feasible reduce distributions to the stockholder whose status caused that tax to be imposed, or we may bear such tax as a general corporate expense.
While the manner in which excess inclusion income is calculated is not clear, the IRS has issued guidance that taxpayers should use any reasonable method. However, there can be no assurance that the IRS will not challenge our method of making any such determinations. If the IRS were to disagree with any such determinations made or with the method used by us, the amount of any excess inclusion income required to be taken into account by one or more stockholders could be significantly increased. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Taxation of Our Operating Partnership
Our Operating Partnership currently is disregarded as a separate entity for tax purposes because it is wholly owned by Great Ajax Corp. We may issue interests in our Operating Partnership in the future to third party partners, at which time our Operating Partnership will be treated as a partnership for tax purposes. Great Ajax II Operating Partnership LP (“Operating Partnership II”) is owned by our Operating Partnership and our TRS, GAJX Real Estate Corp, and is treated as a partnership for tax purposes.
Under the Code, a partnership generally is not subject to U.S. federal income tax, but is required to file a partnership tax information return each year. In general, the character of each partner’s share of each item of income, gain, loss, deduction, credit, and tax preference is determined at the partnership level. Each partner is then allocated a distributive share of such items in accordance with the partnership agreement and is required to take such items into account in determining such partner’s income. Each partner includes such amount in income for any taxable year of the partnership ending within or with the taxable year of the partner, without regard to whether the partner has received or will receive any cash distributions from the partnership. Cash distributions, if any, from a partnership to a partner generally are not taxable unless and to the extent they exceed the partner’s basis in its partnership interest immediately before the distribution. Any amounts in excess of such tax basis will generally be treated as a sale or exchange of such partner’s interest in the partnership.
As noted above, for purposes of the REIT income and asset tests, we are treated as receiving or holding 100% of our Operating Partnership’s income and assets and our proportionate share of Operating Partnership II’s income and assets, respectively. We control, and intend to continue to control, our Operating Partnership and Operating Partnership II and intend to operate each of them consistently with the requirements for our qualification as a REIT.
Generally, a domestic unincorporated entity with two or more partners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes. We intend to comply with one or more exceptions to treatment of each of our Operating Partnership (if it ceases to be disregarded) and Operating Partnership II as a corporation under the publicly traded partnership rules. Failure to qualify for such an exception would prevent us from qualifying as a REIT.
Taxation of U.S. Holders
The term “U.S. holder” means a beneficial owner of our Shares that, for U.S. federal income tax purposes, is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if  (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the partner level. Partners in a partnership holding our Shares should consult their tax advisors regarding the consequences of the purchase, ownership and disposition of our Shares by the partnership.
Taxation of Taxable U.S. Holders on Distributions on Shares
As long as we qualify as a REIT, a taxable U.S. holder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. In addition, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. holders that are individuals, trusts and estates generally will be entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), provided that certain holding period requirements have been met. Corporate U.S. holders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. holder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. holder’s particular circumstances. In addition, for any noncorporate U.S. holder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%.
The maximum tax rate for qualified dividend income received by taxpayers taxed at individual rates is 20%. Qualified dividend income generally includes dividends paid to U.S. holders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “— Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income.
As a result, subject to the discussion above concerning the 20% pass-through deduction, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. For taxable years beginning after December 31, 2017 and before January 1, 2026, the highest marginal individual income tax rate on ordinary income is 37%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from certain non-REIT corporations (e.g., dividends from any domestic TRSs), (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) and (iii) attributable to income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. holder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our Shares become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us.
A U.S. holder generally will take into account distributions that we properly designate as capital gain dividends as long-term capital gain, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. holder has held our Shares. Dividends designated as capital gain dividends may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. A corporate U.S. holder may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, to the extent we designate such amount on a timely notice to such stockholder, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. holder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. holder would increase the basis in its Shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. holder’s Shares. Instead, the distribution will reduce the adjusted basis of such Shares. A U.S. holder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted basis in their Shares as long-term capital gain, or short-term capital gain if the Shares have been held for one year or less, assuming the Shares are a capital asset in the hands of the U.S. holder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year, as described in “— Distribution Requirements.” We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.
Taxable distributions from us and gain from the disposition of our Shares will not be treated as passive activity income and, therefore, a U.S. holder generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which such U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our Shares generally will be treated as investment income for purposes of the investment interest limitations.
We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, U.S. holders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a U.S. holder’s after-tax return as compared to an economically comparable investment that did not generate phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable U.S. holder will decrease.
If excess inclusion income from a TMP or REMIC residual interest is allocated to any U.S. holder, that income will be taxable in the hands of the U.S. holder and would not be offset by any net operating losses of the U.S. holder that would otherwise be available. See “— Taxable Mortgage Pools and Excess Inclusion Income.”
Taxation of Taxable U.S. Holders on the Disposition of Shares
In general, a U.S. holder must treat any gain or loss realized upon a taxable disposition of our Shares as long-term capital gain or loss if the U.S. holder has held such Shares for more than one year and otherwise as short-term capital gain or loss. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our Shares. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid by such U.S. holder on such gains and reduced by any distributions treated as returns of capital. However, a U.S. holder must treat any loss upon a sale or exchange of Shares held by such holder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. holder treats as long term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of our Shares may be disallowed if the U.S. holder purchases our Shares (or substantially similar shares) within 30 days before or after the disposition.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. However, dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net long-term capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains and an increase in the adjusted basis of their shares equal to the difference between (i) the amount of such undistributed capital gains, minus (ii) the amount of such taxes that we paid on their behalf. U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate and we intend to designate such dividends where applicable), and 21% in the case of U.S. stockholders that are corporations.
The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses, including capital losses recognized upon the disposition of our shares. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000, and may carry forward unused capital losses indefinitely. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Information Reporting Requirements and Withholding
We or the applicable withholding agent will report to U.S. holders and to the IRS the amount and the tax character of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to distributions unless such holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding. In addition, the applicable withholding agent may be required to withhold a portion of distributions to any U.S. holders who fail to certify their U.S. status.
Taxation of Non-U.S. Holders
The term “non-U.S. holder” means a beneficial owner of our Shares that is not a U.S. holder or a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes). The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state and local income tax laws on ownership of our Shares, including any reporting requirements.
For most non-U.S. holders, investment in a REIT that invests principally in mortgage loans and MBS is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most non-U.S. holders to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not.
A non-U.S. holder that receives a distribution from us that is not attributable to gain from our sale or exchange of  “United States real property interests,” as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Reduced treaty rates are not available to the extent that income is attributable to our excess inclusion income allocable to the non-U.S. holder. See “— Taxable Mortgage Pools and Excess Inclusion Income.” If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the distribution will not incur the 30% withholding tax, but the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder. In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Shares. It is expected that the applicable withholding agent will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution that we do not designate as a capital gain distribution or retained capital gain and is paid to a non-U.S. holder unless either:
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a lower treaty rate applies and the non-U.S. holder files with the applicable withholding agent an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate, or

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the non-U.S. holder files with the applicable withholding agent an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital gain dividends received or deemed received by a non-U.S. holder from us that are not attributable to gain from our sale or exchange of “United States real property interests,” as defined below, are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. holder’s investment in our Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. holder (in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain) or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. holder will be subject to a 30% tax on the individual’s net capital gain for the year).
A non-U.S. holder will not incur tax on a distribution on the Shares in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted tax basis of their Shares. Instead, the excess portion of the distribution will reduce such non-U.S. holder’s adjusted tax basis of their Shares. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Shares, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its Shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, it is expected that the applicable withholding agent normally will withhold tax on the entire amount of any distribution at the same rate applicable to withholding on a dividend. However, a non-U.S. holder may obtain a refund of amounts that the applicable withholding agent withheld if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. holder may incur tax on distributions that are attributable to gain from our sale or exchange of  “United States real property interests” under special provisions of the U.S. federal income tax laws known as “FIRPTA.” The term “United States real property interests” includes interests in real property and shares in corporations at least 50% of whose assets consist of interests in real property. The term “United States real property interests” generally does not include mortgage loans or MBS. Under the FIRPTA rules, a non-U.S. holder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless a non-U.S. holder qualifies for the exception described in the next paragraph, or is a qualified shareholder or a qualified foreign pension fund (both as defined below), the applicable withholding agent must withhold 21% of any such distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against such holder’s tax liability for the amount withheld.
Capital gain distributions on our Shares that are attributable to our sale of real property will be treated as ordinary dividends, rather than as gain from the sale of a United States real property interest, if (i) such Shares are “regularly traded” on an established securities market in the United States and (ii) the non-U.S. holder does not own more than 10% of such Shares during the one-year period preceding the distribution date. As a result, non-U.S. holders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our Shares are not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such Shares at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA. Moreover, if a non-U.S. holder disposes of our Shares during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our Shares within 61 days of the 1st day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Distributions received by a “qualified foreign pension fund” that are exempt from FIRPTA withholding may still be subject to regular U.S. withholding tax. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our Shares as long as we are not a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We may be a United States real property holding corporation based on our investment strategy. In that case, gains from the sale of our Shares by a non-U.S. holder could be subject to a FIRPTA tax. However, a non-U.S. holder generally would not incur tax under FIRPTA on gain from the sale of our Shares if we were a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. persons. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.
If our Shares are regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such Shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. holder sells such Shares. Under that exception, the gain from such a sale by such a non-U.S. holder will not be subject to tax under FIRPTA if  (i) the Shares are treated under applicable Treasury Regulations as being regularly traded on an established securities market and (ii) the non-U.S. holder owned, actually or constructively, 10% or less of such Shares at all times during a specified testing period. If the gain on the sale of our Shares were taxed under FIRPTA, a non-U.S. holder would be taxed on that gain in the same manner as U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.
In addition, dispositions of our Shares by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. An actual or deemed disposition of our Shares by such shareholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if the applicable withholding agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. holder of Shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability if certain required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our Shares.
Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”), imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a stockholder), unless such institution enters into an agreement with the U.S. Treasury to collect and provide to the U.S. Treasury certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes.
Under proposed Treasury Regulations on which taxpayers may rely, FATCA withholding does not apply to gross proceeds from the sale or other disposition of our shares. If we determine withholding is appropriate with respect to a Withholdable Payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the

United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our Shares.
State, Local and Foreign Taxes
We and/or our subsidiaries and stockholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we, our subsidiaries, or our stockholders transact business, own property or reside. We or our subsidiaries may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment of us and our stockholders may differ from the U.S. federal income tax treatment of us and our stockholders described above. Consequently, stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws upon an investment in our Shares.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, at the market offerings, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and the underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.
If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with whom these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
In no event will the commission or discount received by any Financial Industry Regulatory Authority, or FINRA, member or independent broker-dealer participating in a distribution of securities exceed 8% of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference the following documents or information filed with the SEC:
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our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 28, 2024;

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our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2024, June 30, 2024 and March 31, 2024 filed with the SEC on November 1, 2024, August 2, 2024 and May 3, 2024, respectively;

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our Current Reports on Form 8-K filed with the SEC on February 27, 2024 (filing containing Items 1.01, 2.03 and 3.02), March 15, 2024, April 10, 2024, April 22, 2024 (filing containing Item 8.01), May 21, 2024, June 11, 2024 and October 21, 2024 (in each case, except for any information contained therein which is furnished rather than filed);

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our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2024 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended December 31, 2023 and the other information therein that is expressly incorporated by reference herein); and

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the description of our shares of common stock contained in Exhibit 10.13 to our Annual Report on Form 10-K filed with the SEC on March 4, 2020, including any amendments or reports filed for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. We are not incorporating by reference our Current Reports on Form 8-K filed on February 27, 2024, April 22, 2024, May 3, 2024 or July 24, 2024 which contain Item 2.02 of Form 8-K, despite any language contained therein to the effect that the information provided in Item 2.02 thereof, including any exhibit, shall be deemed to be “filed” for purposes of Section 18 of the Exchange Act.
We will provide copies of all documents incorporated into this prospectus by reference, without charge, upon oral request to our Secretary at the number listed below or in writing by first class mail to the address listed below.
Philip Sivin
Great Ajax Corp.
c/o RCM GA Manager LLC
799 Broadway
New York, New York 10003
646-868-5483

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that we file electronically with the SEC at http://www.sec.gov. In addition, we maintain a website that contains information about us at www.greatajax.com. The information found on, or otherwise accessible through, our website is not incorporated by reference into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference into, the registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. The registration statement of which this prospectus is a part is available to you on the SEC’s website.
LEGAL MATTERS
The validity of the common stock and certain other legal matters will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain tax matters described in this prospectus will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York.
EXPERTS
The consolidated financial statements and financial statement schedule of Great Ajax Corp. as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Rithm Property Trust Inc.
2,000,000 Shares
9.875% Series C Fixed-to-Floating Rate Cumulative Redeemable
Preferred Stock (Liquidation Preference $25.00 per share)

PROSPECTUS SUPPLEMENT

Book-Running Managers
Janney Montgomery Scott
BTIG
Piper Sandler

Co-Managers
Lucid Capital Markets
Jones
Wedbush Securities
February 26, 2025